UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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NORTHWEST BANCORP, INC.

(Name of Registrant as Specified in its Charter)

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March 12, 2010
Dear Stockholder:
We cordially invite you to attend the 2010 Annual Meeting of Stockholders of Northwest Bancshares, Inc., the parent company of Northwest Savings Bank. The Annual Meeting will be held at The Struthers Library Theatre, located at 302 W. Third Avenue, Warren, Pennsylvania, at 11:00 a.m. (Pennsylvania time) on April 21, 2010.
The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted. During the Annual Meeting we will also report on the operations of Northwest Bancshares, Inc. Our directors and officers, as well as a representative of our independent registered public accounting firm, will be present to respond to any questions that stockholders may have.
The business to be conducted at the Annual Meeting includes the election of four directors and the ratification of the appointment of KPMG LLP as the independent registered public accounting firm for the year ending December 31, 2010.
Our Board of Directors has determined that the matters to be considered at the Annual Meeting are in the best interests of Northwest Bancshares, Inc. and its stockholders. For the reasons set forth in the Proxy Statement, the Board of Directors unanimously recommends a vote “FOR” each matter to be considered.
Also enclosed for your review is our Annual Report on Form 10-K for the year ended December 31, 2009, which contains detailed information concerning our activities and operating performance. On behalf of the Board of Directors, please take a moment now to cast your vote via the Internet or by telephone as described on the enclosed proxy card, or alternatively, complete, sign, date and return the proxy card in the postage-paid envelope provided. Voting in advance of the Annual Meeting will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the Annual Meeting.
Sincerely,

William J. Wagner
Chairman of the Board,
President and Chief Executive Officer

NORTHWEST BANCSHARES, INC.
100 Liberty Street
Warren, Pennsylvania 16365-2353
(814) 726-2140
NOTICE OF
2010 ANNUAL MEETING OF STOCKHOLDERS
To Be Held On April 21, 2010
          Notice is hereby given that the 2010 Annual Meeting of Stockholders of Northwest Bancshares, Inc. will be held at The Struthers Library Theatre, 302 W. Third Avenue, Warren, Pennsylvania, on April 21, 2010 at 11:00 a.m., Pennsylvania time.
          A Proxy Card and a Proxy Statement for the Meeting are enclosed.
          The Meeting is for the purpose of considering and acting upon:
1.	The election of four directors;

2.	The ratification of the appointment of KPMG LLP as the independent registered public accounting firm for the year ending December 31, 2010; and
such other matters as may properly come before the Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Meeting.
          Any action may be taken on the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned. Stockholders of record at the close of business on February 26, 2010, are the stockholders entitled to vote at the Meeting, and any adjournments thereof.
          EVEN IF YOU DO NOT PLAN TO ATTEND THE MEETING, YOU MAY CHOOSE TO VOTE YOUR SHARES USING THE INTERNET OR TELEPHONE VOTING OPTIONS EXPLAINED ON YOUR PROXY CARD OR BY SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY THAT YOU GIVE MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. YOU MAY REVOKE A PROXY BY FILING WITH THE SECRETARY OF NORTHWEST BANCSHARES, INC. A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. IF YOU ATTEND THE MEETING YOU MAY REVOKE YOUR PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE MEETING. HOWEVER, IF YOUR SHARES ARE NOT REGISTERED IN YOUR NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER TO VOTE PERSONALLY AT THE MEETING.
By Order of the Board of Directors

Gregory C. LaRocca
Executive Vice President and Corporate Secretary
Warren, Pennsylvania
March 12, 2010

A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
REVOCATION OF PROXIES
PROPOSAL 1 — ELECTION OF DIRECTORS
PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
ADVANCE NOTICE OF BUSINESS TO BE CONDUCTED AT AN ANNUAL MEETING
STOCKHOLDER PROPOSALS
OTHER MATTERS
MISCELLANEOUS
HOUSEHOLDING OF PROXY STATEMENTS AND ANNUAL REPORTS
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING

Proxy Statement
NORTHWEST BANCSHARES, INC.
100 Liberty Street
Warren, Pennsylvania 16365-2353
(814) 726-2140
2010 ANNUAL MEETING OF STOCKHOLDERS
April 21, 2010
          This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Northwest Bancshares, Inc. to be used at the 2010 Annual Meeting of Stockholders of Northwest Bancshares, Inc., which will be held at The Struthers Library Theatre, 302 W. Third Avenue, Warren, Pennsylvania, on April 21, 2010, at 11:00 a.m., Pennsylvania time, and all adjournments of the annual meeting. The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are first being mailed to stockholders on or about March 22, 2010.
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
          Holders of record of our shares of common stock, par value $0.01 per share, as of the close of business on February 26, 2010 are entitled to one vote for each share then held. As of February 26, 2010, there were 110,674,899 shares of common stock issued and outstanding. The presence in person or by proxy of a majority of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the annual meeting. Abstentions and broker non-votes will be counted for purposes of determining that a quorum is present.
          As to the election of directors, the Proxy Card being provided by the Board of Directors enables a stockholder to vote FOR ALL NOMINEES proposed by the Board, to WITHHOLD AUTHORITY FOR ALL NOMINEES or to vote FOR ALL EXCEPT one or more of the nominees being proposed. Directors are elected by a plurality of votes cast, without regard to either broker non-votes, or proxies as to which the authority to vote for the nominees being proposed is withheld.
          As to the ratification of KPMG LLP as our independent registered public accounting firm, by checking the appropriate box, a stockholder may: (i) vote FOR the ratification; (ii) vote AGAINST the ratification; or (iii) ABSTAIN from voting on such ratification. The affirmative vote of a majority of the votes cast at the annual meeting is required for the ratification of KPMG LLP as the independent registered public accounting firm for the year ending December 31, 2010. Shares as to which the “ABSTAIN” box has been selected on the proxy card will be counted as shares represented and entitled to vote and will have the same effect as a vote against the matter. Broker non-votes are not considered represented at the annual meeting and entitled to vote on the matter.
          As provided in Section D of Article 5 of our Articles of Incorporation, record holders who beneficially own in excess of 10% of the outstanding shares of our common stock are not entitled to vote any shares held in excess of this 10% limit. Subject to certain exceptions, a person is deemed to beneficially own shares owned by an affiliate of, as well as by persons acting in concert with, such person. The Board of Directors of Northwest Bancshares, Inc. is authorized to construe and apply the provisions of Section D of Article 5 of the Articles of Incorporation, and to make all determinations it deems necessary or desirable to implement them, including determining the number of shares beneficially owned by any person and whether a person is an affiliate of or has an arrangement or agreement with another person, and to demand certain information from any person who is reasonably believed to beneficially own stock in excess of the 10% limit and reimbursement for all expenses incurred by Northwest Bancshares, Inc. in connection with an investigation conducted by the Board of Directors pursuant to the provisions of Article 5, Section D of the Articles of Incorporation.

          If you have selected a broker, bank, or other intermediary to hold your common stock rather than having them directly registered with our transfer agent, American Stock Transfer & Trust Company, you will receive instructions directly from your broker, bank, or other intermediary in order to vote your shares. Your brokerage firm may also provide the ability to vote your proxy by telephone or online. Please be advised that if you choose to not vote your proxy, your brokerage firm has the authority under applicable stock market rules to vote your shares “FOR” or “AGAINST” routine matters. All of the proposals, other than the election of directors, are deemed to be routine matters. Accordingly, we urge you to vote by following the instructions provided by your broker, bank, or other intermediary.
          Persons and groups who beneficially own in excess of 5% of our shares of common stock are required to file certain reports with the Securities and Exchange Commission regarding such ownership pursuant to the Securities Exchange Act of 1934. The following table sets forth, as of February 26, 2010, the shares of our common stock beneficially owned by each person known to us who was the beneficial owner of more than 5% of the outstanding shares of our common stock.

Amount of Shares
	Owned and Nature	Percent of Shares
Name and Address of	of Beneficial	of Common Stock
Beneficial Owners	Ownership (1)	Outstanding
Capital World Investors	6,372,711	5.8%

(1)	In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner for purposes of this table, of any shares of common stock if he has shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the date as of which beneficial ownership is being determined. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares, and includes all shares held directly as well as by spouses and minor children, in trust and other indirect ownership, over which shares the named individuals effectively exercise sole or shared voting or investment power.
REVOCATION OF PROXIES
          Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the annual meeting and all adjournments thereof. Proxies solicited on behalf of our Board of Directors will be voted in accordance with the directions given thereon. You may vote by Internet or telephone as described on your Proxy Card. You may also vote by signing and returning your Proxy Card to Northwest Bancshares, Inc. Proxies we receive that are signed, but contain no instructions for voting, will be voted “FOR” the proposals set forth in this Proxy Statement for consideration at the annual meeting.
          Proxies may be revoked by sending written notice of revocation to the Secretary of Northwest Bancshares, Inc., Gregory C. LaRocca, at the address shown above, or by returning a duly executed proxy bearing a later date by mail, or voting on a later date by Internet or telephone, as described on your Proxy Card. The presence at the annual meeting of any stockholder who had given a proxy shall not revoke such proxy unless the stockholder delivers his or her ballot in person at the annual meeting or delivers a written revocation to the Secretary prior to the voting of such proxy.
PROPOSAL 1 — ELECTION OF DIRECTORS
          Our Board of Directors currently consists of nine members but is being increased to ten members, effective at the annual meeting. Our bylaws provide that approximately one-third of the directors are to be elected annually. Our directors are generally elected to serve for a three-year period, or a shorter period if the director is elected to fill a vacancy, and until their respective successors shall have been elected and shall qualify. Four directors will be elected at the annual meeting and will serve until their successors have been elected and qualified. The Nominating Committee has nominated Robert G. Ferrier, Richard E. McDowell, Joseph F. Long and John P. Meegan to serve as directors for three-year terms. Messrs. Ferrier, McDowell and Long are currently members of the Board of Directors. Mr. Meegan has served on the Board of Directors of Northwest Savings Bank since October 2009, and was recommended to the Nominating Committee for consideration by our President and Chief Executive Officer.

          The table below sets forth certain information regarding the composition of our Board of Directors as of February 26, 2010, including the terms of office of Board members. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to a nominee) will be voted at the annual meeting for the election of the nominees identified below. If the nominees are unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Nominating Committee may recommend. At this time, the Board of Directors knows of no reason why the nominees might be unable to serve, if elected. Except as indicated herein, there are no arrangements or understandings between the nominees and any other person pursuant to which such nominees were selected.

					Shares of
		Positions			Common Stock
		Held in Northwest	Director	Current Term	Beneficially		Percent
Name (1)	Age	Bancshares, Inc.	Since (2)	to Expire	Owned (3)		of Class
NOMINEES

Robert G. Ferrier	70	Director	1980	2010	85,559	(4)	*
Richard E. McDowell	66	Director	1972	2010	196,820	(5)	*
Joseph F. Long	68	Director	2001	2010	121,537	(6)	*
John P. Meegan	51	None	N/A	N/A	16,750		*

DIRECTORS CONTINUING IN OFFICE

William J. Wagner	56	Chairman of the Board, President and Chief Executive Officer	1994	2011	607,017	(7)	*
Thomas K. Creal, III	71	Director	1982	2011	27,241	(8)	*
A. Paul King	66	Director	2001	2011	97,958	(9)	*
Richard L. Carr	68	Director	1982	2012	143,369	(10)	*
John M. Bauer	68	Director	1999	2012	84,779	(11)	*
Philip M. Tredway	61	Director	2007	2012	16,981	(12)	*

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Gregory C. LaRocca	59	Executive Vice President and Corporate Secretary	N/A	N/A	319,124	(13)	*
William W. Harvey, Jr.	43	Executive Vice President- Finance and Chief Financial Officer	N/A	N/A	136,641	(14)	*
Steven G. Fisher	53	Executive Vice President-Banking Services	N/A	N/A	226,957	(15)	*
Timothy A. Huber	53	Executive Vice President-Chief Lending Officer	N/A	N/A	323,728	(16)	*
All directors and executive officers as a group (14 persons)					2,404,461	(17)	*

*	Less than 1%.

(1)	The mailing address for each person listed is 100 Liberty Street, Warren, Pennsylvania 16365-2353.

(2)	Reflects initial appointment to the Board of Directors of Northwest Savings Bank for directors elected prior to 1998.

(3)	See definition of “beneficial ownership” in the table in “Voting Securities and Principal Holders Thereof.”

(4)	Includes options to purchase 46,930 shares of common stock, which are exercisable within 60 days of the date as of which beneficial ownership is being determined.

(5)	Includes options to purchase 46,930 shares of common stock, which are exercisable within 60 days of the date as of which beneficial ownership is being determined.

(6)	Includes options to purchase 51,430 shares of common stock, which are exercisable within 60 days of the date as of which beneficial ownership is being determined.

(7)	Includes options to purchase 159,555 shares of common stock, which are exercisable within 60 days of the date as of which beneficial ownership is being determined.

(8)	Includes options to purchase 24,430 shares of common stock, which are exercisable within 60 days of the date as of which beneficial ownership is being determined.

(9)	Includes options to purchase 51,430 shares of common stock, which are exercisable within 60 days of the date as of which beneficial ownership is being determined.

(10)	Includes options to purchase 46,930 shares of common stock, which are exercisable within 60 days of the date as of which beneficial ownership is being determined.

(11)	Includes options to purchase 40,180 shares of common stock, which are exercisable within 60 days of the date as of which beneficial ownership is being determined.

(12)	Includes options to purchase 3,730 shares of common stock, which are exercisable within 60 days of the date as of which beneficial ownership is being determined.

(13)	Includes options to purchase 78,960 shares of common stock, which are exercisable within 60 days of the date as of which beneficial ownership is being determined.

(14)	Includes options to purchase 84,021 shares of common stock, which are exercisable within 60 days of the date as of which beneficial ownership is being determined.

(15)	Includes options to purchase 69,285 shares of common stock, which are exercisable within 60 days of the date as of which beneficial ownership is being determined.

(16)	Includes options to purchase 62,652 shares of common stock, which are exercisable within 60 days of the date as of which beneficial ownership is being determined.

(17)	Includes options to purchase 766,463 shares of common stock, which are exercisable within 60 days of the date as of which beneficial ownership is being determined.
Directors
          The biographies of each of the nominees and continuing board members below contains information regarding the person’s business experience and the experiences, qualifications, attributes or skills that caused the Nominating Committee and the Board of Directors to determine that the person should serve as a director. The principal occupation during the past five years of each of our directors is set forth below. All directors have held their present positions for five years unless otherwise stated. Each existing director is also a director of Northwest Bancshares, Inc. and Northwest Savings Bank, and Messrs. Wagner, LaRocca and Harvey are executive officers of Northwest Bancshares, Inc. and Northwest Savings Bank.
          William J. Wagner was named President and Chief Executive Officer of Northwest Savings Bank in August 1998, President and Chief Executive Officer of Northwest Bancorp, Inc. in June 2001 and Chairman of the Board of Northwest Savings Bank and Northwest Bancorp, Inc. in July 2003. Mr. Wagner was the Chief Financial Officer of Northwest Savings Bank since 1984 and was named Chief Operating Officer in 1996. Mr. Wagner was appointed Executive Vice President in 1992 and was elected to the Board of Directors in 1994. He serves on the Board of the Warren County Chamber of Business and Industry and the Board of the University of Pittsburgh at Bradford. Mr. Wagner is a certified public accountant and holds a BS degree in accounting from Indiana University of Pennsylvania. Mr. Wagner has deep and extensive knowledge of our market area, accounting matters and banking matters, making him uniquely qualified to be our Chairman of the Board and Chief Executive Officer. Mr. Wagner is serving a three year term that expires in 2011.
          John M. Bauer is co-founder and partner of Contact Technologies, Inc., an electrical component manufacturer in St. Marys, Pennsylvania, where he also served as President from 1989 through 2008. In 2008 he assumed the role of Co-Chairman of the company. Prior to starting his own business, Mr. Bauer served as the Chief Financial Officer for the Stackpole Corporation, where he oversaw the corporate finance and accounting areas. He holds a BBA degree in accounting from St. Bonaventure University. Mr. Bauer’s experience as a business owner provides a unique perspective to the Board of Directors and his professional appointments enhance the Board of Director’s oversight of financial reporting and disclosure issues. Mr. Bauer is serving a three year term that expires in 2012.
          Richard L. Carr served as Superintendent of the Titusville Area School District, Titusville, Pennsylvania from 1986 until his retirement in 1996. As superintendant, he had responsibility for the management of the financial, facilities, staffing and educational operations of the District. Mr. Carr is a Board member and former Chairman of the Titusville Area Medical Center. He holds BS and M.Ed. degrees from McNeese University and a Superintendent’s Certificate from Penn State University. Mr. Carr was appointed Lead Director of Northwest Bancorp, Inc. in 2003. Mr. Carr’s experience overseeing a large corporate entity provides the Board of Directors with an important perspective on financial management, human resources and corporate governance. Mr. Carr is serving a three year term expiring in 2012.
          Thomas K. Creal, III is a self employed registered architect and owner of Creal Architects, a firm that he started in 1970 in Warren, Pennsylvania. He also served as an architect in the architectural firm of Habiterra Architecture & Landscape Architecture, in Warren, Pennsylvania from 2003 until December 2007. Mr. Creal has been involved throughout his career with the development and construction of real estate projects and has experience in budgeting, financing, feasibility and investment analysis. He is a current member of the National Council of Architectural Registration Boards (NCARB) and a former member of the American Institute of Architecture. Mr. Creal’s experience as a business owner focused on the local real estate industry provides an extensive understanding of the local real estate and business markets. He holds both a B.Arch degree and a BA in economics from Syracuse University.
          Robert G. Ferrier is President of Ferrier’s True Value Hardware, and President of Drexel Realty, both located in Erie, Pennsylvania. He has been responsible for the management and financial operations of his hardware business, which is a retail, commercial and industrial supplier, for 55 years and also has extensive experience in commercial real estate property management and investments. Mr. Ferrier brings extensive experience in and knowledge of commercial real estate as well as business management. Mr. Ferrier has served as Chairman of the Pennsylvania and Atlantic Seaboard Hardware Association, is an Incorporator and past Chairman of Hamot Medical Center and is a Board Member of the Erie Zoological Society.
          Dr. A. Paul King has been President of Oral Surgery of Erie, Erie, Pennsylvania since 1999, and was Vice President from 1974 through 1999. He was previously a Director of The Heritage Trust Company, which was acquired by Northwest Savings Bank in 2000. Dr. King served as President of both the Erie County Dental Association and the Western Pennsylvania Society of Oral Surgeons. He is a U.S. Army Veteran and received his BA degree from Washington and Jefferson College, and his Medical degree from the University of Pittsburgh. Dr. King’s knowledge of the Erie, Pennsylvania business environment provides an important perspective to the Board of Directors. Dr. King is serving a three year term expiring in 2011.
          Joseph F. Long has served as President of the Passavant Hospital Foundation in Pittsburgh, Pennsylvania since January 2000. He is a member of the Finance Committee for the Foundation and Passavant Hospital. He is also a member of the audit Committee of the University of Pittsburgh Medical Center which consists of 20 Hospitals. Mr. Long is a certified public accountant, and retired as a partner of KPMG LLP in January 2000. During Mr. Long’s 36 years at KPMG LLP he held positions including Regional Partner in charge of thrift practice for the third Federal Home Loan Bank District and partner in charge of financial service assurance based consulting services for KPMG LLP’s mid-Atlantic area. He was also a member of the KPMG LLP firm-wide Audit Committee. Mr. Long’s career in public accounting benefits the Board of Directors in its oversight of financial reporting and disclosure issues. He hold a BS degree in Accounting from Duquesne University.
          Dr. Richard E. McDowell is President Emeritus of the University of Pittsburgh at Bradford, Bradford, Pennsylvania. He served as President of the University from 1973 until August 2002 and during his tenure he had overall responsibility for the fiscal, academic, funding and facility management of the University’s Bradford Campus. As a member of the University of Pittsburgh’s administration, he served on numerous task forces and committees, and in a variety of University-wide capacities, including the Council of Deans. He is currently an Associate Professor who teaches courses in the departments of biology, management/entrepreneurship, and public relations. Dr. McDowell holds a BS degree from High Point University and MS and PHD degrees from St. Louis University. Dr. McDowell brings expertise in business management, corporate governance and public relations matters. Dr. McDowell is serving a three year term expiring in 2013.
          Philip M. Tredway has been President and Chief Executive Officer of Erie Molded Plastics, Inc., Erie, Pennsylvania since 1982. His responsibilities include management and financial reporting for the company. He was recently appointed to the Pittsburgh Region Advisory Board of the Federal Reserve Bank of Cleveland. He is also a past Chairman and current Board member of the Manufacturers and Business Association of Erie, PA and currently serves as a Board member and Treasurer of the Erie Community Foundation. He holds both BA and MBA degrees in Finance from Lehigh University. Mr. Tredway has extensive knowledge of financial reporting issues and his term on the Federal Reserve Bank advisory board will provide insight into the banking industry and regulations. Mr. Tredway is serving a three year term expiring in 2012.
          John P. Meegan is Executive Vice President and Chief Operating Officer of Hefren-Tillotson, Inc., a Pittsburgh-based investment management firm. Prior to joining Hefren-Tillotson he held various senior level positions with both regional and national brokerage firms. Mr. Meegan previously served as a director of Prestige Bank, which was acquired by Northwest Savings Bank in 2002. He has served on Northwest Savings Bank’s Southwest Region Advisory Board since that time, and in October 2009 he was elected to the Northwest Savings

Bank Board of Directors. Mr. Meegan is a certified public accountant, and holds a degree in Economics from Amherst College and an MBA from New York University. He also serves as Chairman of the Financial Responsibility and Uniform Practice Committees for FINRA. Mr. Meegan’s extensive knowledge of investment management matters will enhance the oversight of our trust and investment activities, and his work with FINRA will broaden the Board of Director’s knowledge of the capital markets.
Executive Officers who are not Directors
          The principal occupation during the past five years of each of our executive officers, other than Mr. Wagner, is set forth below. All executive officers have held their present positions for five years unless otherwise stated.
          Gregory C. LaRocca was employed by Northwest Savings Bank beginning in 1992, and currently serves as Executive Vice President and Corporate Secretary for Northwest Savings Bank and Northwest Bancshares, Inc. and as manager of the Investment and Trust Services Group. Mr. LaRocca was previously Chief Executive Officer of American Federal Savings, which was acquired by Northwest Savings Bank in March 1992. He holds BA and MBA degrees from Gannon University.
          William W. Harvey, Jr. has been employed by Northwest Savings Bank since 1996 and currently serves as Executive Vice President, Finance and Chief Financial Officer for Northwest Savings Bank and Northwest Bancshares, Inc. Prior to joining Northwest Mr. Harvey served as a senior auditor and tax specialist for KPMG LLP in Pittsburgh, Pennsylvania. Mr. Harvey is a certified public accountant and holds a BS degree in accounting from the Indiana University of Pennsylvania.
          Steven G. Fisher has been employed by Northwest Savings Bank since 1983, most recently as Executive Vice President of the Banking Services Group. He was formerly Senior Vice President of Operations of Northwest Savings Bank. Mr. Fisher holds a BS degree from West Virginia Wesleyan College and is a graduate of the Graduate School of Banking at the University of Wisconsin-Madison.
          Timothy A. Huber has been employed by Northwest Savings Bank since 1985, most recently as Executive Vice President and Chief Lending Officer. He was formerly Senior Vice President of the Commercial Lending Division of Northwest Savings Bank. Prior to joining Northwest Mr. Huber was an examiner with the Office of the Comptroller of the Currency. Mr. Huber holds a BA degree from West Virginia Wesleyan College and an MBA from Penn State University.
Board Independence
          The Board of Directors has determined that Directors Bauer, Carr, Creal, Ferrier, King, Long, McDowell, and Tredway are each, and Mr. Meegan will be, “independent” within the meaning of the Nasdaq corporate governance listing standards. Mr. Wagner is not independent by virtue of being an employee of Northwest Savings Bank. In addition, the Board of Directors has appointed Mr. Carr as Lead Director. In this capacity, Mr. Carr chairs the meetings of the independent directors and other meetings of the Board when the Chairman is excused or absent. Mr. Carr also acts as liaison between the Chairman and the independent directors.
          In determining the independence of the directors listed above, the Board of Directors reviewed the following transactions, none of which are required to be reported under “—Transactions With Certain Related Persons,” below. Directors Carr and McDowell each have a Northwest Savings Bank credit card. Directors Carr, King and McDowell have a home equity line of credit with Northwest Savings Bank. Director Ferrier has a mortgage loan and a home equity line of credit with Northwest Savings Bank. Director Bauer has a credit card and a commercial line of credit with Northwest Savings Bank. Additional loans (including mortgage loans, lines of credit, credit cards and automobile loans) have been made to related persons of Directors Carr, Bauer, King, Creal, Ferrier, Long and McDowell.

Board Leadership Structure and Oversight
          The Board of Directors currently combines the role of Chairman of the Board with the role of chief executive officer, coupled with a lead director position to further strengthen the governance structure. The board believes this provides an efficient and effective leadership model for the company. Combining the Chairman and CEO roles fosters clear accountability, effective decision-making, and alignment on corporate strategy. To assure effective independent oversight, the board has adopted a number of governance practices, including:
•	a strong, independent, clearly-defined lead director role;

•	periodic meetings of the independent directors; and

•	annual performance evaluations of the Chairman and CEO by the independent directors.
          The board recognizes that depending on the circumstances, other leadership models, such as a separate independent chairman of the board, might be appropriate. Accordingly, the board periodically reviews its leadership structure.
          A key responsibility of the CEO and the board is ensuring that an effective process is in place to provide continuity of leadership over the long term at all levels in our company. Each year, succession planning reviews are held at every significant organizational level of our company, culminating in a full review of senior leadership talent by the independent directors. During this review, the CEO and the independent directors discuss future candidates for senior leadership positions, succession timing for those positions, and development plans for the highest-potential candidates. This process ensures continuity of leadership over the long term, and it forms the basis on which we make ongoing leadership assignments. It is a key success factor in managing the long-term planning and investment lead times of our business.
          In addition, the CEO maintains in place at all times, and reviews with the independent directors, a confidential plan for the timely and efficient transfer of his or her responsibilities in the event of an emergency or his or her sudden incapacitation or departure.
          The Board of Directors is actively involved in oversight of risks that could affect Northwest Bancshares, Inc. This oversight is conducted primarily through committees of the Board of Directors, but the full Board of Directors has retained responsibility for general oversight of risks. The Board has designated a Risk Management Committee, consisting of all independent Directors, to meet quarterly for the specific purpose of evaluating our exposure to all risks specifically identified in banking regulations: credit, interest rate, strategic/ capital, market price, liquidity, operational, business resumption, compliance/legal/regulatory, foreign exchange and reputation. The Risk Management Committee reports are prepared and presented by the Company’s Chief Risk Officer. The Board of Directors also satisfies this responsibility through reports by the committee chair of all board committees regarding the committees’ considerations and actions, through review of minutes of committee meetings and through regular reports directly from officers responsible for oversight of particular risks within Northwest Bancshares, Inc. Risks relating to the direct operations of Northwest Savings Bank are further overseen by the Board of Directors of Northwest Savings Bank, which generally consists of the same individuals who serve on the Board of Directors of Northwest Bancshares, Inc. The Board of Directors of Northwest Savings Bank also has additional committees that conduct risk oversight and they typically meet jointly with the committees of Northwest Bancshares, Inc. All committees are responsible for the establishment of policies that guide management and staff in the day-to-day operation of Northwest Bancshares, Inc. and Northwest Savings Bank such as lending, risk management, asset/liability management, investment management and others.
Meetings and Committees of the Board of Directors
          The business of Northwest Bancshares, Inc. is conducted at regular and special meetings of the full Board and its standing committees. In addition, our independent directors meet in executive sessions. The standing committees consist of the Executive, Audit, Compensation, Nominating, Risk Management, Governance and Trust Committees. Mr. Wagner, our Chairman of the Board and President, is a member of the Executive and Trust Committees. During the year ended December 31, 2009, the Board of Directors of Northwest Bancorp, Inc. met at 12 regular meetings and five special meetings and the Board of Directors of Northwest Bancshares, Inc., held no meetings during 2009. No member of the Board or any committee thereof attended fewer than 75% of the aggregate of: (i) the total number of meetings of the board of directors (held during the period for which he has been a director); and (ii) the total number of meetings held by all committees of the board on which he served (during the periods that he served). The duties and responsibilities of the Compensation, Audit and Nominating Committees follows:
          Compensation Committee. The Compensation Committee is composed of independent, non-employee directors who are not eligible to participate in management compensation programs. The current members of the Compensation Committee consist of Directors Carr, who serves as Chairman, Bauer, Creal, Ferrier, King, Long, McDowell and Tredway. The Compensation Committee meets at least quarterly, or more frequently if necessary. Our Governance Committee has adopted a written charter for the Compensation Committee, which is available on our website at http://www.northwestsavingsbank.com. The Compensation Committee of Northwest Bancorp, Inc. met five times during the year ended December 31, 2009, while the Compensation Committee of Northwest Bancshares, Inc. did not meet during the year ended December 31, 2009. The purpose of the Compensation Committee is to, among other things, evaluate:
•	the compensation of the executive officers, other senior officers and employees, including oversight of base salary, cash incentive compensation, equity-based awards and other benefits and perquisites; and

•	the performance of the Chief Executive Officer on an annual basis and approve the base salary, cash incentive bonus, equity-based incentive awards and other compensation of the Chief Executive Officer.
          In furtherance of these objectives, the Compensation Committee is responsible, among others, for:
•	approving the corporate compensation philosophy, including overseeing and monitoring the executive compensation policies, plans and programs for such officers to ensure that they are consistent with the compensation philosophy and the long-term interests of our stockholders;

•	reviewing and, if appropriate, amending and approving management’s recommendations for compensation issues such as salary ranges, annual merit increases, annual bonuses and long-term incentive plans, including equity-based compensation programs such as stock options and restricted stock awards;

•	annually reviewing the Chief Executive Officer’s evaluation of the performance of the senior executives who report directly to the Chief Executive Officer in connection with its overall review of executive compensation;

•	evaluating, reviewing and approving the execution of management contracts and severance agreements for senior executives and reviewing the annual renewal of such contracts;

•	reviewing and approving all employee benefit plans, including retirement plans and health insurance; and

•	at least annually, in consultation with the Chief Executive Officer, reviewing succession planning and management development activities and strategies regarding the Chief Executive Officer and other members of senior management.
          The Compensation Committee shall have available to it the resources and authority necessary to properly discharge its duties and responsibilities, including the authority to retain counsel and other experts or consultants. The Compensation Committee, in performing these duties and responsibilities with respect to director and executive officer compensation, relies on the assistance of professionals within our Human Resources Department. Although the Human Resources Department utilizes survey information provided by compensation consultants in recommending compensation levels, the Compensation Committee does not directly utilize compensation consultants in determining director or executive officer compensation.

          Audit Committee. The Audit Committee consists of Directors Bauer, who serves as Chairman, Carr, Creal, Ferrier, King, Long, McDowell and Tredway. Each member of the Audit Committee is “independent” as defined in the Nasdaq corporate governance listing standards and under Securities and Exchange Commission Rule 10A-3. The Board of Directors has determined that each of Messrs. Bauer and Long qualifies as an “audit committee financial expert” as that term is used in the rules and regulations of the Securities and Exchange Commission. Information with respect to the experience of Messrs. Bauer and Long is included in “—Directors.” Our Governance Committee has adopted a written charter for the Audit Committee, which is available on our website at http://www.northwestsavingsbank.com. The Audit Committee of Northwest Bancorp, Inc. met six times during the year ended December 31, 2009, while the Audit Committee of Northwest Bancshares, Inc. did not meet during the year ended December 31, 2009.
          The duties and responsibilities of the Audit Committee include, among other things:
•	retaining, overseeing and evaluating an independent registered public accounting firm to audit our annual financial statements;

•	overseeing our external financial reporting processes;

•	approving all engagements for audit and non-audit services by the independent registered public accounting firm;

•	reviewing the audited financial statements with management and the independent registered public accounting firm;

•	considering whether certain relationships with the independent registered public accounting firm and the provision by the independent registered public accounting firm of services not related to the annual audit and quarterly reviews is consistent with maintaining the independent registered public accounting firm’s independence;

•	overseeing the activities of the internal audit staff and reviewing management’s administration of the system of internal accounting controls; and

•	conducting an annual performance evaluation of the Committee and annually reviewing the adequacy of its charter.
          Nominating Committee. The Nominating Committee Charter provides that the Nominating Committee will consist of all independent directors not subject to reelection at the next annual meeting of stockholders. Each member of the Nominating Committee is considered “independent” as defined in the Nasdaq corporate governance listing standards. Our Governance Committee has adopted a written charter for the Nominating Committee, which is available on our website at http://www.northwestsavingsbank.com. The Nominating Committee of Northwest Bancorp, Inc. met once during the year ended December 31, 2009, while the Nominating Committee of Northwest Bancshares, Inc. did not meet during the year ended December 31, 2009.
          The functions of the Nominating Committee include the following:
•	leading the search for individuals qualified to become members of the Board and selecting director nominees to be presented for stockholder approval;

•	developing and recommending to the Board of Directors other specific criteria for the selection of individuals to be considered for election or re-election to the Board of Directors;

•	adopting procedures for the submission of recommendations by stockholders for nominees for the Board of Directors; and

•	conducting an annual performance evaluation of the Committee and annually reviewing the adequacy of its charter and recommending any proposed changes to the Board of Directors.
          The Nominating Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service are first considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. In addition, the Committee is authorized by its charter to engage a third party to assist in the identification of director nominees, if it chooses to do so. The Nominating Committee would seek to identify a candidate who, at a minimum, satisfies the following criteria:
•	the highest personal and professional ethics and integrity and whose values are compatible with our values;

•	experience and achievements that have given them the ability to exercise and develop good business judgment;

•	a willingness to devote the necessary time to the work of the Board and its committees, which includes being available for Board and committee meetings;

•	a familiarity with the communities in which we operate and/or is actively engaged in community activities;

•	involvement in other activities or interests that do not create a conflict with their responsibilities to Northwest Bancshares, Inc. and its stockholders; and

•	the capacity and desire to represent the balanced, best interests of our stockholders as a group, and not primarily a special interest group or constituency.
          The Board seeks independent directors who represent a mix of backgrounds and experiences that will enhance the quality of the Board’s deliberations and decisions. The board is particularly interested in maintaining a mix that includes active or retired business professionals and senior executives, particularly those with experience in management, operations, finance, accounting, banking, or marketing and sales. As part of its periodic self-assessment process, the Board discusses the diversity of specific skills and characteristics necessary for the optimal functioning of the Board in its oversight of the Company over both the short- and longer term. The Nominating Committee then gives consideration to these specific skill areas or experiences when considering candidates for nomination. Specific qualities or experiences could include matters such as experience in the Company’s industry, financial or technological expertise, leadership experience and relevant geographical experience. The effectiveness of the Board’s diverse mix of skills and experiences is considered as part of each Board self-assessment
          In addition to meeting these qualifications, a person is not qualified to serve as a director if he or she: (1) is under indictment for, or has ever been convicted of, a criminal offense involving dishonesty or breach of trust and the penalty for such offense could be imprisonment for more than one year, (2) is a person against whom a banking agency has, within the past ten years, issued a cease and desist order for conduct involving dishonesty or breach of trust and that order is final and subject to appeal, or (3) has been found either by a regulatory agency whose decision is final and not subject to appeal or by a court to have (i) breached a fiduciary duty involving personal profit or (ii) committed a willful violation of any law, rule or regulation governing banking, securities, commodities or insurance, or any final cease and desist order issued by a banking, securities, commodities or insurance regulatory agency.
          The Nominating Committee will also take into account whether a candidate satisfies the criteria for “independence” under the Nasdaq corporate governance listing standards.
          Procedures for the Recommendation of Director Nominees by Stockholders. The Nominating Committee has adopted procedures for the submission of recommendations for director nominees by stockholders. There have been no material changes to these procedures since they were previously disclosed in Northwest Bancorp, Inc.’s proxy statement for the 2009 annual meeting of stockholders. If a determination is made that an additional candidate is needed for the Board of Directors, the Nominating Committee will consider candidates submitted by our stockholders. Stockholders can submit the names of qualified candidates for Director by writing to us at 100 Liberty Street, P.O. Box 128, Warren, Pennsylvania 16365, Attention: Corporate Secretary. The Corporate Secretary must receive a submission for consideration for the 2011 Annual Meeting of Stockholders no later than November 12, 2010.
          The submission must include the following information:
•	a statement that the writer is a stockholder and is proposing a candidate for consideration by the Committee;

•	the name and address of the stockholder as they appear on our books, and number of shares of our common stock that are owned beneficially by such stockholder (if the stockholder is not a holder of record, appropriate evidence of the stockholder’s ownership will be required);

•	the name, address and contact information for the candidate, and the number of shares of our common stock that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the stockholder’s ownership should be provided);

•	a statement of the candidate’s business and educational experience;

•	such other information regarding the candidate as would be required to be included in the proxy statement pursuant to Securities and Exchange Commission Regulation 14A;

•	a statement detailing any relationship between the candidate and any customer, supplier or competitor of Northwest Bancshares, Inc. or its affiliates;

•	detailed information about any relationship or understanding between the proposing stockholder and the candidate;

•	a statement of the candidate that the candidate is willing to be considered and willing to serve as a Director if nominated and elected; and

•	A statement that the candidate is not: (1) under indictment for, or has ever been convicted of, a criminal offense involving dishonesty or breach of trust and the penalty for such offense could be imprisonment for more than one year, (2) a person against whom a banking agency has, within the past ten years, issued a cease and desist order for conduct involving dishonesty or breach of trust that order is final and subject to appeal, or (3) a person who has been found either by a regulatory agency whose decision is final and not subject to appeal or by a court to have (i) breached a fiduciary duty involving personal profit or (ii) committed a willful violation of any law, rule or regulation governing banking, securities, commodities or insurance, or any final cease and desist order issued by a banking, securities, commodities or insurance regulatory agency.
          A nomination submitted by a stockholder for presentation by the stockholder at an annual meeting of stockholders must comply with the procedural and informational requirements described in our Bylaws.
          Stockholder Communications with the Board. A stockholder of Northwest Bancshares, Inc. who wants to communicate with the Board of Directors or with any individual director can write to: Board of Directors, Northwest Bancshares, Inc., 100 Liberty Street, P.O. Box 128, Warren, Pennsylvania 16365, Attention: Corporate Secretary. The letter should indicate that the author is a stockholder of Northwest Bancshares, Inc. and, if shares are not held of record, should include appropriate evidence of stock ownership. Depending on the subject matter, management will:
•	forward the communication to the director or directors to whom it is addressed; or

•	attempt to handle the inquiry directly, or forward the communication for response by another employee of Northwest Bancshares, Inc. For example, a request for information about us on a stock-related matter may be forwarded to our stockholder relations officer; or

•	not forward the communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.
          Management shall make these communications that were not forwarded available to the directors on request.
Attendance at Annual Meetings of Stockholders
          Although we do not have a formal written policy regarding director attendance at annual meetings of stockholders, it is expected that directors will attend these meetings absent unavoidable scheduling conflicts. All of Northwest Bancorp, Inc.’s then-current directors, except Dr. McDowell, attended the prior fiscal year’s annual meeting of stockholders of Northwest Bancorp, Inc.
Code of Ethics
          We have adopted a Code of Ethics that is applicable to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer, or persons performing similar functions. The Code of Ethics is available on our website at http://www.northwestsavingsbank.com. Amendments to and waivers from the Code of Ethics with respect to directors and executive officers will also be disclosed on our website.
Code of Conduct
          We have adopted a Code of Conduct that is applicable to all employees. Each year, the employees are trained with respect to their responsibilities under, and acknowledge that they understand their responsibilities and will comply with all aspects of, the Code of Conduct.
Audit Committee Report
          The Audit Committee has issued a report that states as follows:
•	we have reviewed and discussed with management and the independent registered public accounting firm our audited consolidated financial statements for the year ended December 31, 2009;

•	we have discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended; and

•	we have received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communication with the Audit Committee concerning independence, and have discussed with the independent registered public accounting firm their independence.
          Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the Securities and Exchange Commission.
          This report has been provided by the Audit Committee, which consists of Directors Bauer (Chairman), Carr, Creal, Ferrier, King, Long, McDowell and Tredway.

Section 16(a) Beneficial Ownership Reporting Compliance
          Our common stock is registered pursuant to Section 12(b) of the Securities Exchange Act of 1934. The officers and directors of Northwest Bancshares, Inc. and beneficial owners of greater than 10% of our shares of common stock (“10% beneficial owners”) are required to file reports on Forms 3, 4 and 5 with the Securities and Exchange Commission disclosing beneficial ownership and changes in beneficial ownership. Securities and Exchange Commission rules require disclosure in our Proxy Statement and Annual Report on Form 10-K of the failure of an officer, director or 10% beneficial owner of the shares of common stock to file a Form 3, 4 or 5 on a timely basis. Based on our review of such ownership reports, we believe that no officer, director or 10% beneficial owner of Northwest Bancshares, Inc. failed to file such ownership reports on a timely basis for the year ended December 31, 2009.
Compensation Committee Interlocks and Insider Participation
          Our Compensation Committee determines the salaries to be paid each year to the Chief Executive Officer and those executive officers who report directly to the Chief Executive Officer. The Compensation Committee consists of Directors Carr, who serves as Chairman, Bauer, Creal, Ferrier, King, Long, McDowell and Tredway. None of these individuals was an officer or employee of Northwest Bancshares, Inc. during the year ended December 31, 2009, or is a former officer of Northwest Bancshares, Inc. Except as described below for Director Ferrier, none of the members of the Compensation Committee had any relationship requiring disclosure under “—Transactions with Certain Related Persons.”
          The following table sets forth information with respect to loans made by Northwest Savings Bank to Director Ferrier, pursuant to which Director Ferrier received interest rate discounts available to employees of Northwest Savings Bank, as described in “—Transactions with Certain Related Persons.” These loans have otherwise been made in the ordinary course of business, on substantially the same terms, including collateral, as those prevailing at the time for comparable loans with persons not related to Northwest Savings Bank, and do not involve more than the normal risk of collectability or present other unfavorable features.

			Largest
			Aggregate			Principal
		Nature	Balance over		Principal	Paid	Interest Paid
		Of	Disclosure	Interest	Balance	01/01/09 to	01/01/09 to
Name	Position	Transaction	Period	Rate	12/31/09	12/31/09	12/31/09
Robert G. Ferrier	Director	Mortgage Fixed Term	$292,435	4.875 Fixed %	$263,574	$28,861	$13,633
		Home Equity Line of Credit	$35,566	Prime + 2.50% Variable	$32,274	$35,000	$1,790
          During the year ended December 31, 2009, (i) no executive of Northwest Bancshares, Inc. served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Compensation Committee of Northwest Bancshares, Inc.; (ii) no executive officer of Northwest Bancshares, Inc. served as a director of another entity, one of whose executive officers served on the Compensation Committee of Northwest Bancshares, Inc.; and (iii) no executive officer of Northwest Bancshares, Inc. served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of Northwest Bancshares, Inc.
Compensation Committee Report
          The Compensation Committee has issued a report that states that it has reviewed and discussed the section entitled “Compensation Discussion and Analysis” with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in our Proxy Statement.

          This report has been provided by the Compensation Committee, which consists of Directors Carr (Chairman), Bauer, Creal, Ferrier, King, Long, McDowell and Tredway.
Compensation Discussion and Analysis
          Compensation Philosophy. The Compensation Committee has the responsibility for establishing, implementing and monitoring adherence with our overall corporate compensation philosophy. The Compensation Committee’s goal is to ensure that the total compensation paid to all employees, including executive officers, is fair, reasonable and competitive. In that regard, the Compensation Committee has adopted a framework for our compensation program that is intended to:
•	provide a total compensation program that is aligned with the interests of our stockholders;

•	attract and retain talent needed to successfully perform in a competitive market;

•	assist in balancing the competing needs of external competitiveness, internal consistency, organizational economics, management flexibility, ease of understanding and simplicity of administration;

•	ensure all employees (including executive officers) receive rewards based on performance and value added to the organization in an environment built on shared leadership; and

•	use long-term equity programs to motivate and reward performance that increases our market value over time, align senior management interests with the organization’s strategic business objectives and provide a retention incentive.
          At least four times a year, the Compensation Committee meets to review various aspects of our programs with the assistance of our Human Resources Director. These reviews are intended to assure:
•	the framework for executive officer compensation supports our business strategy and corporate compensation philosophy;

•	the overall compensation package, including the mix of base salary, annual cash bonuses and equity awards is competitive; and

•	the overall program is aligned with stockholders’ interest.
          Senior management compensation is calculated from competitive peer group information to determine base salary and annual cash bonus levels. We establish compensation levels for all positions with a goal that the total compensation paid for a position will approximate the market median (50th percentile). See “—Market Comparisons.” Market compensation has been developed using national and/or regional financial industry data for executives and all other employees, as well as regional and/or local pay practices.
          Compensation Program. Compensation paid to our executive officers for 2009 consisted of performance-based salary, annual cash bonuses and stock option awards. An annual cash bonus may be paid to management personnel and is directly related to our performance, with consideration given to our return on average equity, return on average tangible equity, return on average assets, growth in earnings per share, retail asset growth as well as the performance of the individual employee. In addition, with the Compensation Committee’s approval, our employees, including executive officers, discretionally receive a holiday bonus ranging from 2% of base compensation for employees with one year of service to 5% of base compensation for those with five or more years of service. Additionally, stock option awards are granted to motivate and reward individual performance that increases the long-term value of our franchise and provides an incentive for our key employees to remain employed with us. Approximately 430, or 21%, of our employees receive these stock option awards. Executive officers participate in the same employee benefit programs generally available to all employees. In addition, the executive officers participate in a senior management life insurance plan and the Chief Executive Officer participates in a supplemental employee retirement plan.
          Please refer to the “Summary Compensation Table” for compensation information regarding these benefits for 2009. These benefits are aligned with our objective to attract and retain highly qualified management talent for the benefit of all of our stockholders and are considered by the Compensation Committee to be reasonable when compared to industry averages.
          The Compensation Committee reviewed 2009 compensation for the Named Executive Officers relative to the competitive market and relative to results delivered on established objectives and performance criteria. The Compensation Committee concluded that the executives’ compensation is consistent with market practice and is reasonable based on performance.
          Market Comparisons. In determining executive officer compensation, we use market information which is supported by survey data from a compensation consultant as well as peer groups. We establish compensation targets for all of our employees so that their total compensation opportunity would approximate the market median (50th percentile). For the year ended December 31, 2009, we used financial services survey data from Watson Wyatt, a nationally recognized compensation consulting firm, in reviewing compensation for all employees, including executive officers. The Watson Wyatt survey data is based on the following group of companies in the financial services industry:

1st Source Bank	Federal Reserve Bank of San Francisco	Park Bank
Adams Bank & Trust	Federal Reserve Bank of St. Louis	Pentagon Federal Credit Union
Addison Avenue Federal Credit Union	Fifth Third Bancorp	Peoples Bank
AgriBank, FCB	The First American Corporation	People’s United Bank
AIG	First Bank	Plains Capital Corporation
Amalgamated Bank of Chicago	First Bank Financial Centre	Rabobank
Amalgamated Bank of New York	First Citizens Bank	Regions Financial Corporation
America First Credit Union	First Commonwealth Bank	Reinsurance Group of America
American Bank	First Federal Savings & Loan Association	Rockland Trust Company
American Chartered Bank	First Hawaiian Bank	SAC Federal Credit Union
American National Bank of Texas	First Interstate BancSystem	Safe Auto Insurance Company
American Savings Bank	First Midwest Bank	Sandy Spring Bank
Anchor Bank North America	First National Bank in Sioux Falls	SCCU
Arvest Bank Group	First National Bank of Arkansas	Security Service Federal Credit Union
Astoria Federal Savings & Loan	First Place Bank	Simmons First National Bank
Banco Popular North America	Frost National Bank	The South Financial Group
Bank Forward	Fulton Financial Corporation	Sovereign Bank
Bank Mutual	Hancock Bank	Star Financial Group
Bank of Blue Valley	Harris North America	State Employee Credit Union
The Bank of Tampa	Hillcrest Bank	State Farm Insurance
The Bank of Tescott	Home Savings & Loan Company	StellarOne Bank
Bank of the West	Hudson Valley Federal Credit Union	Sterling Bank
BankAtlantic	Independent Bank	SunTrust Banks, Inc.
Bankers Bank	Independent Bank Corporation	Susquehanna Bancshares, Inc.
Bluebonnet Federal Credit Union	Inland Bancorp	Synovus Financial Corporation
Boeing Employees Credit Union	Johnson Financial Group	TD Bank Financial Group
BOK Financial	Kitsap Credit Union	Teachers Credit Union
Cadence Bank	Liberty Bank	Teche Federal Bank
Citizens and Farmers Bank	Lockheed Federal Credit Union	Texans Credit Union
Citizens Financial Group	Marquette Financial Company	Think Mutual Bank
Colonial Bank	The Mechanics Bank	Thrivent Financial For Lutherans
Columbia Bank	Mercantile Commerce Bank	Tri Counties Bank
Comerica Bank	Metropolitan Life Insurance Company	UMB Bank, NA
Community Trust Bankcorp, Inc.	Middleburg Bank	Union Bank & Trust
Data Center, Inc.	MidFirst Bank	United Bank
Eastern Bank	Minnwest Bank Metro	United Bankers Bank
Educational Employees Credit Union Ft Worth	Mountain American Credit Union	University Federal Credit Union
Elevations Credit Union	Mutual Federal Savings Bank	USAA
ESL Federal Credit Union	Mutual of Omaha	Utah Retirement Systems
FAIR Plan Insurance Placement Facility of PA	National Penn Bank	ViewPoint Bank
Farm Credit Foundations	NCMIC Group, Inc.	Virginia Credit Union
Federal Reserve Bank of Atlanta	Nordstrom	Volvo Group North America
Federal Reserve Bank of Boston	Northwest Bancshares, Inc.	Washington Trust Bank
Federal Reserve Bank of Chicago	Northwestern Mutual Life Insurance	Washington Trust Company

Federal Reserve Bank of Dallas	NRUCFC	Western Credit Union
Federal Reserve Bank of Minneapolis	Old Second National Bank	Wright-Patt Credit Union, Inc.
Federal Reserve Bank of Philadelphia	Ouachita Independent Bank	Zions First National Bank
          We also used the following peer group in determining market compensation for our executive officers:
First Commonwealth Financial Corporation
F.N.B. Corporation
Fulton Financial Corporation
National Penn Bancshares, Inc.
S&T Bancorp, Inc.
Susquehanna Bancshares, Inc.
          Compensation data for our peer group is reviewed for reasonableness. In addition to this review, we rely primarily on market data reported by a national compensation consulting firm for each job classification and responsibilities.
          Base Salary. Members of senior management, and all other employees, receive base salaries determined by the responsibilities, skills, performance, growth and experience related to their respective positions. Other factors considered in base salary determination are the competitiveness of total compensation and our ability to pay an appropriate and competitive salary. Base salaries are targeted consistent with our goal that our employees total compensation opportunity would approximate the market median (50th percentile). Specifically, base salaries range between 80% and 120% of the established midpoint. Base salaries above target (midpoint) will be limited to those whose performance is distinguished or commendable. Performance expectations include measures of results and how results are achieved. Employees are eligible for periodic (normally annual) merit increases in their base salary as a result of individual performance and salary adjustments for significant changes in their duties and responsibilities. The amount and timing of an increase depends upon the individual’s performance, salary relative to the midpoint, the time interval since the last increase and any added responsibilities since the last salary increase. The Compensation Committee reviews and approves any salary increases for executive officers. The base salary for each of the Named Executive Officers is reflected in the “Summary Compensation Table.”
          Annual Cash Incentive. We provide performance-based cash incentive awards to over 430 eligible management personnel, including executive officers, under the Management Bonus Plan. Cash incentives are used to motivate and reward achievement of corporate and individual performance objectives, while allowing for control of discretionary compensation expenses. Funding for the Management Bonus Plan is based on an assessment of our actual performance relative to the Compensation Committee’s pre-established financial performance levels based on a combination of financial factors. Cash incentives are paid no later than March 15 of each year. For the year ended December 31, 2009, these factors were: return on average assets, return on average equity, return on average tangible equity, growth in earnings per share and retail asset growth. After the conclusion of the fiscal year, the Chief Executive Officer may suggest that the Compensation Committee consider additional adjustments to discretionary cash incentive awards that fall in line with the long-term advancement as set forth in our strategic initiatives. Furthermore, in a business environment where people make the difference, we may consider industry trends for recruitment and retention in determining the level of cash incentives for our professional personnel.
          The Management Bonus Plan sets forth eight levels of corporate performance targets, with the lowest level (Level 1) resulting in no cash incentive payments to the Named Executive Officers, and, for the 2009, the highest level (Level 8) resulting in cash incentive payments up to 35% of base salary. The performance targets for Levels 2, 5 and 8, which would result in cash incentive payments of 10%, 23% and 35% of base salary, respectively, are as follows:

Bonus Level Under Management Bonus Plan
	Level 2	Level 5	Level 8
	(10% of	(23% of	(35% of
	Base Salary)	Base Salary)	Base Salary)
Performance Measure
Return on Average Assets	0.75% to 0.79%	0.90% to 0.94%	Greater than 1.10%
Return on Average Equity	9.00% to 9.99%	12.00% to 12.99%	Greater than 15.00%
Return on Average Tangible Equity	12.00% to 12.99%	15.00% to 16.99%	Greater than 18.00%
Percentage Growth in Earnings Per Share	9.00% to 9.99%	12.00% to 12.99%	Greater than 15.00%
Retail Asset Growth	4.00% to 5.99%	10.00% to 11.99%	Greater than 15.00%

          The Compensation Committee has discretion under the Management Bonus Plan to make adjustments to the overall performance level achieved to include or exclude the effect of extraordinary, unusual or non-recurring items, changes in tax or accounting rules or the effect of mergers or acquisitions. For the year ended December 31, 2009, the Compensation Committee considered certain gains and losses in determining our performance under the Management Bonus Plan. The Committee excluded from operating results loan loss provisions in excess of charge-offs, impairment losses recorded on investment securities, the FDIC special assessment, the charitable contribution expense related to the establishment of the Northwest Charitable Foundation and the bargain purchase recorded related to the acquisition of Keystone State Savings Bank.
          Long-Term Stock-Based Compensation. The purpose of Northwest Bancorp, Inc.’s 2008 Stock Option Plan is to advance the interests of Northwest Bancshares, Inc. and its stockholders by providing management and outside directors, upon whose judgment, initiative and efforts the success of our business largely depends, with an additional incentive to perform in a superior manner. The plan was designed to reward seniority as well as longevity and to attract and retain people of experience and ability.
          Each of our stock option plans was approved by stockholders. The intention of the Compensation Committee with respect to the 2008 Stock Option Plan is to distribute a total of 3,937,500 stock options (split-adjusted) to key employees and directors in up to seven distributions, with all grants based upon the level of responsibility of those eligible. The Compensation Committee determines which executives will receive stock awards as well as type, size and restrictions on the awards.
          Grants of stock options to an individual are based primarily on the individual’s level of responsibility and their performance. Individual performance is evaluated using certain general elements applicable to all employees, including problem solving, communication, leadership and teamwork, as well as job specific elements. Job specific elements for measuring the individual performance of our Named Executive Officers include the individual’s contributions to our operations and performance in the following areas: Mr. Wagner – strategic and operational considerations and profitability; Mr. LaRocca – strategic and administrative considerations, trust and financial services performance and profitability; Mr. Fisher – strategic, tactical and administrative considerations and profitability; Mr. Harvey – strategic, financial records/reporting and administrative considerations and profitability and Mr. Huber – strategic and administrative considerations, retail and commercial lending performance, profitability and soundness.
          During the year ended December 31, 2009, for the 2008 stock option plan, the Chief Executive Officer was eligible to receive 19,000 stock options (split-adjusted) if he exceeded individual performance expectations, and 9,500 stock options (split-adjusted) if he met individual performance goals. Similarly, the other Named Executive Officers were eligible to receive 13,000 stock options (split-adjusted) if individual performance goals were exceeded, and 6,500 stock options (split-adjusted) if individual performance goals were met. For the year ended December 31, 2009, each Named Executive Officer received stock options based upon their exceeding individual performance expectations.
          In addition to stock options, Named Executive Officers also received grants of restricted stock during the year ended December 31, 2005 under the Northwest Bancorp, Inc. 2004 Recognition and Retention Plan. No grants were made under this plan to the Named Executive Officers during the year ended December 31, 2009.
          Employment Agreements. We have entered into employment agreements with certain executive officers, including each of our Named Executive Officers. These agreements are designed to give us the ability to retain the services of the designated executives while reducing, to the extent possible, unnecessary disruptions to our operations. The agreements are for a three-year period, are reviewed for renewal annually by the Compensation Committee and provide for salary and bonus payments as well as additional post-employment benefits, primarily health benefits, under certain conditions, as defined in the employment agreements. The employment agreements were negotiated directly with and recommended for approval by, the Compensation Committee. The Compensation Committee believes such agreements are common and necessary to retain executive talent. For a discussion of these agreements and the payments that would be received by the Named Executive Officers under certain scenarios with respect to these agreements, see “Employment Agreements.”

          Retirement Plans. All of our employees, including our Named Executive Officers, are eligible to participate in our tax-qualified defined benefit plan, which is intended to provide an annual retirement benefit. See “Defined Benefit Plan.” We have also adopted a non-qualified supplemental executive retirement plan for the benefit of those individuals whose benefits under the defined benefit plan are limited by restrictions contained in the Internal Revenue Code. See “—Supplemental Executive Retirement Plan.” All of our employees who have attained age 21, completed six or more months of continuous service and have worked 1,000 hours or more are eligible to participate in our 401(k) plan. The 401(k) plan was modified as of January 1, 2008 to allow for immediate participation in the plan after age 21. However, one year of service and a 1,000 hour eligibility requirement must be met before becoming eligible for the company match. Additionally, the plan was changed to allow for the company match to be made in Northwest Bancshares, Inc. stock. Employees may elect to diversify employer contributed matching funds in other investment options. We provide matching contributions equal to 50% of an eligible employee’s (an employee with one year of continuous service) 401(k) plan contributions, up to 3% of the employee’s eligible compensation. All of our employees who have attained age 21 and have completed 12 months of service during which they have worked at least 1,000 hours are also eligible to participate in our Employee Stock Ownership Plan (“ESOP”). Allocations under the ESOP are based upon an employee’s salary in relation to the salary of all other qualified employees. In 2009, in connection with our second-step conversion, we contributed 280,623 shares of common stock with a fair market value of $3.1 million to the ESOP.
          Tax and Accounting Implications. In consultation with our advisors, we evaluate the tax and accounting treatment of each of our compensation programs at the time of adoption and on an annual basis to ensure that we understand the financial impact of the program. Our analysis includes a detailed review of recently adopted and pending changes in tax and accounting requirements. As part of our review, we consider modifications and/or alternatives to existing programs to take advantage of favorable changes in the tax or accounting environment or to avoid adverse consequences. To preserve maximum flexibility in the design and implementation of our compensation program, we have not adopted a formal policy that requires all compensation to be tax deductible. However, to the greatest extent possible, it is our intent to structure our compensation programs in a tax efficient manner.
          Review of Risk Related to Compensation Policies and Procedures. The Compensation Committee of the Board of Directors is responsible for the oversight of employee compensation policies and procedures, including the determination of whether any material risk is imposed on Northwest Bancshares, Inc. from the annual cash incentive plan, long-term stock-based compensation plan and/ or employment agreements. After reviewing the compensation policies and procedures, including the determination of whether any incentive programs encourage excessive risk taking by employees, the Compensation Committee has concluded such plans do not pose material risk to Northwest Bancshares, Inc.

Executive Compensation
          The following table sets forth for the three years ended December 31, 2009 certain information as to the total remuneration we paid to Mr. Wagner, who serves as President and Chief Executive Officer, Mr. Harvey, who serves as Chief Financial Officer, and the three most highly compensated executive officers of Northwest Bancshares, Inc. or Northwest Savings Bank other than Messrs. Wagner and Harvey (“Named Executive Officers”).

						Change in
						pension value
						and
						nonqualified
						deferred
						compensation	All other
Name and principal				Stock awards	Option	earnings	compensation
position	Year	Salary ($)	Bonus ($)	($)	awards ($)(1)	($)(2)	($)(3)	Total ($)
William J. Wagner,	2009	488,883	74,074	—	37,050	140,122	44,699	784,828
Chairman of the	2008	473,322	110,466	—	40,945	160,039	27,303	812,075
Board, President and	2007	457,190	69,359	—	31,160	76,415	33,956	668,080
Chief Executive Officer

William W. Harvey, Jr.	2009	229,885	34,994	—	25,350	29,640	24,866	344,735
Executive Vice	2008	209,769	50,988	—	24,783	24,790	11,328	321,658
President- Finance	2007	180,388	28,519	—	18,860	9,407	13,232	250,406
and Chief Financial Officer

Gregory C. LaRocca,	2009	229,885	34,994	—	25,350	86,177	30,036	406,442
Executive Vice President	2008	212,307	51,115	—	24,783	61,764	15,953	365,922
and Corporate Secretary	2007	190,527	29,526	—	18,860	33,102	16,652	288,667

Steven G. Fisher,	2009	229,885	34,994	—	25,350	70,372	27,024	387,625
Executive Vice	2008	209,769	50,988	—	24,783	68,005	13,229	366,774
President, Banking	2007	180,388	28,519	—	18,860	32,178	12,392	272,337
Services

Timothy A. Huber,	2009	174,578	26,729	—	25,350	51,776	21,446	299,879
Executive Vice President, Chief Lending Officer (4)
(footnotes on following page)

(footnotes from previous page)
(1)	Reflects the aggregate grant date fair value of option awards granted during the applicable year. The value is the amount recognized for financial statement reporting purposes in accordance with FASB ASC Topic 718. The assumptions used in the valuation of these awards for 2009, 2008 and 2007 are included in Notes 1(o) and 15(e) to our audited financial statements for the years ended December 31, 2009, 2008 and 2007 included in our Annual Reports on Form 10-K for the years ended December 31, 2009, 2008 and 2007, respectively, as filed with the Securities and Exchange Commission.

(2)	Reflects change in pension value only.

(3)	The compensation represented by the amounts for 2009 set forth in the All Other Compensation column for the Named Executive Officers is detailed in the following table.

	Company
	Contributions to	Company
	Qualified Defined	Paid Life	Restricted
	Contribution	Insurance	Stock	Total All Other
Name	Plan (a)	Premiums (b)	Dividends (c)	Compensation
William J. Wagner	$20,929	$19,088	$4,682	$44,699
William W. Harvey, Jr.	$19,638	$1,532	$3,696	$24,866
Gregory C. LaRocca	$19,638	$8,180	$2,218	$30,036
Steven G. Fisher	$19,638	$5,168	$2,218	$27,024
Timothy A. Huber	$14,913	$4,315	$2,218	$21,446

(a)	Reflects contributions by Northwest Savings Bank to qualified defined contribution plans, both 401(k) and ESOP. Northwest Savings Bank makes matching contributions equal to 50% of the employee’s 401(k) contributions, up to 3% of the employee’s eligible compensation. For the year ended December 31, 2009, Northwest Savings Bank made a contribution of 280,623 shares of common stock (valued at $3,148,590) to the ESOP. Mr. Wagner received an allocation of $13,579; Mr. Harvey received an allocation of $12,741; Mr. LaRocca received an allocation of $12,741; Mr. Fisher received an allocation of $12,741; and Mr. Huber received an allocation of $9,676.

(b)	Reflects excess premiums and/or payments for life insurance reported as taxable compensation on the Named Executive Officer’s Form W-2.

(c)	Reflects dividends on shares of unvested restricted common stock, which are reported as taxable compensation on the Named Executive Officer’s Form W-2.
(4)	Mr. Huber was not a Named Executive Officer prior to 2009.
          Amounts listed above in the “Salary” column are paid pursuant to employment agreements with the Named Executive Officers. See “Employment Agreements.” Amounts listed in the “Bonus” column reflect a discretionary bonus approved by the Compensation Committee and distributed to all employees calculated on a five-year vesting schedule. Distribution ranges vary from 0% to 5% of base pay. Named Executive Officers received bonuses equal to 5% of base pay for the year ended December 31, 2009. Amounts listed in the “Bonus” column also reflect discretionary bonuses paid by the Compensation Committee under the Management Bonus Plan. See “Compensation Discussion and Analysis—Annual Cash Incentive.” Amounts listed in the “Change in pension value and nonqualified deferred compensation earnings” column reflect the aggregate year-to-year change in the actuarial present value of the Named Executive Officer’s accrued pension benefit under all qualified and non-qualified defined benefit plans based on the assumptions used for FASB ASC 715 at each measurement date. As such, the change reflects changes in value due to an increase or decrease in the FASB ASC 715 discount rate as well as changes due to the accrual of plan benefits.

          Plan-Based Awards. The following table sets forth for the year ended December 31, 2009 certain information as to grants of plan-based awards for the Named Executive Officers.

GRANTS OF PLAN-BASED AWARDS FOR THE YEAR ENDED DECEMBER 31, 2009
									Grant
									Date
						All other			Fair
					All other	option	Exercise		Value of
					stock	awards:	or base	Closing	Stock
		Estimated future payouts under equity-			awards:	number of	price of	Market	and
		incentive plan awards			number of	securities	option	Price on	Option
	Grant	Threshold	Target	Maximum	shares or	underlying	awards	Date of	Awards
Name	date	(#)	(#)	(#)	units (#)	options (#)	($/Sh)	Grant	($)
William J. Wagner	(1)	9,500	19,000	19,000	—	—	11.49	11.47	37,050
William W. Harvey, Jr.	(1)	6,500	13,000	13,000	—	—	11.49	11.47	25,350
Gregory C. LaRocca	(1)	6,500	13,000	13,000	—	—	11.49	11.47	25,350
Steven G. Fisher	(1)	6,500	13,000	13,000	—	—	11.49	11.47	25,350
Timothy A. Huber	(1)	6,500	13,000	13,000	—	—	11.49	11.47	25,350

(1)	On an annual basis, Named Executive Officers are eligible to receive stock options under our stock option plans. Equity incentive plan awards for the year ended December 31, 2009 were made pursuant to the Northwest Bancorp, Inc. 2008 Stock Option Plan.
          Grants of stock options reflected in the above table were made pursuant to the Northwest Bancorp, Inc. 2008 Stock Option Plan. For the year ended December 31, 2009, options were awarded in January 2010 to each Named Executive Officer in the amounts listed in the “Target” column. Stock options vest over seven years beginning one year from the date of grant, but vesting is accelerated in the event of a change in control of Northwest Savings Bank or Northwest Bancshares, Inc., or in the event of the recipient’s death, disability or normal retirement (generally, the attainment of age 65, or the attainment of age 55 having completed 15 years of service, or retiring at any age having completed at least 25 years of service). The exercise price of stock options is the closing price of our shares of common stock on the day before the date of grant. For a further discussion of grants made pursuant to this plan for the year ended December 31, 2009, see “Compensation Discussion and Analysis—Long-Term Stock-Based Compensation.”

     Outstanding Equity Awards at Year End. The following table sets forth information with respect to outstanding equity awards as of December 31, 2009 for the Named Executive Officers. Information has been adjusted to reflect the 2.25-for-one stock split in connection with Northwest Bancorp, MHC’s mutual-to-stock conversion.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2009
	Option awards						Stock awards
				Equity incentive						Equity incentive
				plan awards:					Equity incentive	plan awards:
	Number of	Number of		number of					plan awards:	market or
	securities	securities		securities			Number of	Market value of	number of	payout value of
	underlying	underlying		underlying			shares or units	shares or units	unearned shares,	unearned shares,
	unexercised	unexercised		unexercised	Option		of stock that	of stock that	units or other	units or other
	options (#)	options (#)		unearned options	exercise price	Option	have not vested	have not vested	rights that have	rights that have
Name	exercisable	unexercisable		(#)	($)	expiration date	(#)	($)	not vested (#)	not vested ($)
William J. Wagner	19,350	—		—	4.35	10/17/11	6,840 (7)	76,745	—	—
	24,750	—		—	5.91	08/21/12
	24,750	—		—	7.37	08/20/13
	24,750	—		—	11.33	12/15/14
	17,100	4,275	(1)	—	10.19	01/19/15
	12,825	8,550	(2)	—	9.86	01/18/16
	8,550	12,825	(3)	—	11.51	01/17/17
	3,054	18,321	(4)	—	11.12	01/16/18
	3,054	18,321	(5)	—	9.79	11/19/18
	—	21,375	(6)	—	7.48	02/19/19

William W. Harvey, Jr.	9,675	—		—	4.35	10/17/11	5,400 (7)	60,588	—	—
	11,475	—		—	5.91	08/21/12
	11,475	—		—	7.37	08/20/13
	11,475	—		—	11.33	12/15/14
	10,350	2,587	(1)	—	10.19	01/19/15
	7,763	5,174	(2)	—	9.86	01/18/16
	5,175	7,762	(3)	—	11.51	01/17/17
	1,849	11,088	(4)	—	11.12	01/16/18
	1,849	11,088	(5)	—	9.79	11/19/18
	—	12,937	(6)	—	7.48	02/19/19

Gregory C. LaRocca	9,675	—		—	4.35	10/17/11	3,240 (7)	36,353	—	—
	11,475	—		—	5.91	08/21/12
	11,475	—		—	7.37	08/20/13
	11,475	—		—	11.33	12/15/14
	8,100	2,025	(1)	—	10.19	01/19/15
	6,075	4,050	(2)	—	9.86	01/18/16
	5,175	7,762	(3)	—	11.51	01/17/17
	1,849	11,088	(4)	—	11.12	01/16/18
	1,849	11,088	(5)	—	9.79	11/19/18
	—	12,937	(6)	—	7.48	02/19/19
(footnotes begin on following page)

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2009
	Option awards						Stock awards
									Equity
				Equity incentive					incentive plan	Equity incentive
				plan awards:					awards:	plan awards:
	Number of	Number of		number of					number of	market or
	securities	securities		securities			Number of		unearned	payout value of
	underlying	underlying		underlying			shares or units	Market value of	shares, units or	unearned shares,
	unexercised	unexercised		unexercised	Option		of stock that	shares or units of	other rights	units or other
	options (#)	options (#)		unearned options	exercise price	Option	have not vested	stock that have	that have not	rights that have
Name	exercisable	unexercisable		(#)	($)	expiration date	(#)	not vested ($)	vested (#)	not vested ($)
Steven G. Fisher	11,475	—		—	5.91	08/21/12	3,240 (7)	36,353	—	—
	11,475	—		—	7.37	08/20/13
	11,475	—		—	11.33	12/15/14
	8,100	2,025	(1)	—	10.19	01/19/15
	6,075	4,050	(2)	—	9.86	01/18/16
	5,175	7,762	(3)	—	11.51	01/17/17
	1,849	11,088	(4)	—	11.12	01/16/18
	1,849	11,088	(5)	—	9.79	11/19/18
	—	12,937	(6)	—	7.48	02/19/19

Timothy A. Huber	9,675	—		—	4.35	10/17/11	3,240 (7)	36,353	—	—
	11,475	—		—	5.91	08/21/12
	11,475	—		—	7.37	08/20/13
	11,475	—		—	11.33	12/15/14
	8,100	2,025	(1)	—	10.19	01/19/15
	6,075	4,050	(2)	—	9.86	01/18/16
	4,050	6,075	(3)	—	11.51	01/17/17
	1,447	8,678	(4)	—	11.12	01/16/18
	1,447	8,678	(5)	—	9.79	11/19/18
	—	10,125	(6)	—	7.48	02/19/19

(1)	Remaining unexercisable options will vest on January 19, 2010.

(2)	Remaining unexercisable options will vest equally on January 18, 2010 and 2011.

(3)	Remaining unexercisable options will vest equally on January 17, 2010, 2011 and 2012.

(4)	Remaining unexercisable options will vest equally on January 16, 2010, 2011, 2012, 2013, 2014, 2015.

(5)	Remaining unexercisable options will vest equally on November 19, 2010, 2011, 2012, 2013, 2014, 2015.

(6)	Remaining unexercisable options will vest equally over a seven-year period beginning February 19, 2010.

(7)	Unvested 2004 Recognition and Retention Plan shares will vest on March 16, 2010.

     Option Exercises and Stock Vested. The following table sets forth information with respect to option exercises and stock that vested during the year ended December 31, 2009 for the Named Executive Officers. Information has been adjusted to reflect the 2.25-for-one stock split in connection with Northwest Bancorp, MHC’s mutual-to-stock conversion.

OPTION EXERCISES AND STOCK VESTED FOR THE YEAR ENDED DECEMBER 31, 2009
	Option awards		Stock awards
	Number of shares		Number of shares
	acquired on exercise	Value realized on	acquired on vesting	Value realized on
Name	(#)	exercise ($)	(#)	vesting ($)(2)
William J. Wagner	—	—	6,840	47,333

William W. Harvey, Jr.	—	—	5,400	37,368

Gregory C. LaRocca	—	—	3,240	22,421

Steven G. Fisher	9,675	34,873	3,240	22,421

Timothy A. Huber	—	—	3,240	22,421

(1)	Based on the difference between the $7.95 per share trading price on February 11, 2009 and the exercise price of $4.35.

(2)	Based on the $6.92 per share trading price of our common stock on March 16, 2009.
     Pension Benefits. The following table sets forth information with respect to pension benefits at and for the year ended December 31, 2009 for the Named Executive Officers. See “—Defined Benefit Plan” and “—Supplemental Executive Retirement Plan” for a discussion of the plans referenced in this table.

PENSION BENEFITS AT AND FOR THE YEAR ENDED DECEMBER 31, 2009
			Present value of
		Number of years	accumulated benefit	Payments during last
Name	Plan name	credited service (#)	($)	fiscal year ($)
William J. Wagner	Northwest Savings Bank Pension Plan	26	642,716	—

	Northwest Savings Bank Non-Qualified Supplemental Retirement Plan	26	723,554	—

William W. Harvey, Jr.	Northwest Savings Bank Pension Plan	14	123,563	—

Gregory C. LaRocca	Northwest Savings Bank Pension Plan	24	501,558	—

Steven G. Fisher	Northwest Savings Bank Pension Plan	26	386,970	—

Timothy A. Huber	Northwest Savings Bank Pension Plan	25	312,373	—

     Nonqualified Deferred Compensation. The following table sets forth information with respect to defined contribution and other nonqualified deferred compensation plans at and for the year ended December 31, 2009 for the Named Executive Officers.

NONQUALIFIED DEFERRED COMPENSATION AT AND FOR THE YEAR ENDED DECEMBER 31, 2009
	Executive	Registrant	Aggregate	Aggregate	Aggregate balance
	contributions in	contributions in	earnings in last	withdrawals/	at last fiscal year
Name	last fiscal year ($)	last fiscal year ($)	fiscal year ($)	distributions ($)	end ($)
William J. Wagner	—	—	526 (1)	—	18,046 (1)

William W. Harvey, Jr.	—	—	—	—	—

Gregory C. LaRocca	—	—	—	—	—

Steven G. Fisher	—	—	—	—	—

Timothy A. Huber	—	—	—	—	—

(1)	Amounts listed as earnings and included in the aggregate balance at last fiscal year end have not been reported as compensation in Summary Compensation Tables because the earnings are not “above market.”
     Effective December 31, 2005, Northwest Savings Bank suspended the Northwest Savings Bank and Affiliates Upper Managers’ Bonus Deferred Compensation Plan. Under this plan, certain employees of Northwest Savings Bank were eligible to defer all or part of their annual management incentive bonus. Interest is credited to a participant’s deferred compensation account at the annual earnings rate paid on Northwest Savings Bank’s five-year certificates of deposit, calculated as of the end of the preceding fiscal year. The interest rate paid for 2009 was 2.97%. Under this plan, participants could elect to receive either a lump-sum payment or approximately equal monthly installments over a period of up to 10 years, with payment commencing upon the earlier of specified events selected by the participant, including retirement, voluntary resignation, involuntary termination, death, disability, reaching a certain age or on a date selected by the participant. Mr. Wagner is the only Named Executive Officer who participated in this plan.
Employment Agreements
     Northwest Bancshares, Inc. and Northwest Savings Bank are parties to a three-year employment agreement with William J. Wagner under which Mr. Wagner serves as President and Chief Executive Officer and as a director of Northwest Bancshares, Inc. and Northwest Savings Bank. On each anniversary date the contract renews for an additional year, and if it is not renewed it expires 36 months following the anniversary date. Under the agreement, Mr. Wagner’s base salary ($496,300, effective July 1, 2009) is reviewed annually and may be increased but not decreased. In the event Northwest Bancshares, Inc. or Northwest Savings Bank terminates Mr. Wagner’s employment for reasons other than for “cause” (as defined below), or if Mr. Wagner resigns following a “change of control” (as defined below), or if Mr. Wagner resigns due to “good reason” (as defined below), Northwest Bancshares, Inc. or Northwest Savings Bank will pay Mr. Wagner severance pay equal to:
(i)	three times the sum of his highest rate of base salary, plus his highest rate of cash bonus paid during the prior three years, and

(ii)	continuation of life, health and dental coverage for 36 months from the date of termination, unless Mr. Wagner obtains similar benefits from his new employer.
To the extent necessary in order to avoid penalties under Section 409A of the Internal Revenue Code, the base salary and bonus amount shall be paid in a lump sum on the first day of the seventh month following the date of termination and no contributions shall be made by Northwest Bancshares, Inc. or Northwest Savings Bank to the life, health and dental coverage until the first day of the seventh month following termination of employment. The agreement contains a one-year non-compete provision which restricts Mr. Wagner from competing with Northwest Bancshares, Inc. or Northwest Savings Bank following a termination of employment within 100 miles of any existing office or branch of Northwest Bancshares, Inc. or Northwest Savings Bank or location for which regulatory approval is pending for an office or branch.

     Northwest Bancshares, Inc. and Northwest Savings Bank and Messrs. LaRocca, Harvey, Fisher and Huber (the “executives”) are each a party to a three-year employment agreement under which the executives serve as executive officers of Northwest Bancshares, Inc. or Northwest Savings Bank. On each anniversary date the contract renews for an additional year, and if it is not renewed it expires 36 months following such anniversary date. Under the agreement, each of the executive’s current base salary is reviewed annually and may be increased but not decreased. As of July 1, 2009, Mr. LaRocca’s base salary was $235,000; Mr. Harvey’s base salary was $235,000; Mr. Fisher’s base salary was $235,000 and Mr. Huber’s base salary was $180,000. In the event Northwest Bancshares, Inc. or Northwest Savings Bank terminates the executive’s employment for reasons other than for “cause” (as defined below), or if the executive resigns following a “change of control” (as defined below), or if the executive resigns due to “good reason” (as defined below), Northwest Bancshares, Inc. or Northwest Savings Bank will pay the executive severance pay equal to three times the executive’s highest rate of base salary paid to him during the prior three years and a pro rata distribution under any incentive compensation or bonus plan for the year in which the executive’s employment is terminated for reasons other than for “cause” (as defined below). Northwest Savings Bank would also continue the executive’s life, medical and dental coverage for 18 months from the date of termination, unless the executive obtains similar benefits from his new employer. To the extent necessary in order to avoid penalties under Internal Revenue Code Section 409A, the base salary and bonus amount shall be paid in a lump sum on the first day of the seventh month following the date of termination and no contributions shall be made by Northwest Bancshares, Inc. or Northwest Savings Bank to the life, health and dental coverage until the first day of the seventh month following termination of employment. The employment agreement contains a two-year non-compete provision which restricts the executives from competing with Northwest Bancshares, Inc. or Northwest Savings Bank following termination of employment within 100 miles of any existing office or branch of Northwest Bancshares, Inc. or Northwest Savings Bank or location for which regulatory approval is pending for an office or branch.
     The following provisions apply to all of the employment agreements. If the executive’s employment is terminated for “cause” (as defined below), no further compensation or benefits shall be paid under the employment agreement and all unvested stock options awarded to the executive shall be immediately forfeited. Any payments to the executive would be reduced, if necessary, so as not to be an “excess parachute payment” as defined by Internal Revenue Code Section 280G (relating to payments made in connection with a change in control). If the executive becomes disabled (within the meaning of Internal Revenue Code Section 409A), Northwest Savings Bank may terminate the employment agreement but will pay the executive his then-current base salary for the longer of the remaining term of the agreement or one year, reduced by the amount of any disability insurance, workers’ compensation or social security benefits paid to the executive. If the executive dies during the term of the agreement, Northwest Savings Bank shall continue to pay his then-current base salary for one year and shall provide life, medical and dental benefits for the executive’s family for three years after the executive’s death, at generally the same level as Northwest Savings Bank was providing such benefits at the time of the executive’s death. During the employment term and thereafter, the executive shall be indemnified and covered under a standard directors’ and officers’ liability insurance policy provided by Northwest Bancshares, Inc. or Northwest Savings Bank against all expenses and liabilities reasonably incurred in connection with or arising out of any action in which the executive may be involved by reason of his having been a director or officer of Northwest Bancshares, Inc. or Northwest Savings Bank, including judgments, court costs, attorneys fees and settlements approved by the board of directors. However, such indemnification does not apply to matters where the executive is adjudged liable for willful misconduct in performing his duties. All payments under any of the employment agreements will be made by Northwest Savings Bank, but if not timely paid, Northwest Bancshares, Inc. shall make such payments. The employment agreements are binding on successors to Northwest Bancshares, Inc. and Northwest Savings Bank.
     The following definitions apply to all of the employment agreements.
     Termination for “cause” means termination because of the executive’s personal dishonesty, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order or other material breach of any provision of the employment agreement. In determining incompetence, the acts or omissions are measured against standards generally prevailing in the savings institutions industry. No act or failure to act shall be considered “willful” unless done or omitted to be done by the executive not in good faith and without reasonable belief that the executive’s action or omission was in the best interest of Northwest Bancshares, Inc. or Northwest Savings Bank.

     Termination for “good reason” means an executive’s voluntary resignation, upon not less than 120 days advance written notice given no later than 12 months after the occurrence of any of the following events:
(i)	reduction in the executive’s base salary or benefits and perquisites, other than a general reduction that applies to all executives, unless such reduction is coincident with or following a “change in control” (as defined below);

(ii)	in the case of Mr. Wagner, failure to re-elect, re-appoint or re-nominate him to his position as President and Chief Executive Officer and as director of Northwest Bancshares, Inc. and Northwest Savings Bank or a change in Mr. Wagner’s function, duties or responsibilities which would cause his position to become one of lesser responsibility, importance or scope;

(iii)	in the case of the other executives, reduction in their duties, responsibilities or status, such that there is a reduction in the executive’s pay grade level in effect on the date of the employment agreement of more than three levels (in accordance with Northwest Savings Bank’s normal personnel practices, as circulated annually to officers of Northwest Savings Bank);

(iv)	a relocation of the executive’s principal place of employment by more than 30 miles;

(v)	liquidation or dissolution of Northwest Bancshares, Inc. or Northwest Savings Bank other than reorganizations that do not affect the status of the executive; or

(vi)	breach of the employment agreement by Northwest Bancshares, Inc. or Northwest Savings Bank.
     “Change in control” means a change in control of a nature that:
(i)	would be required to be reported in response to Item 1(a) of Form 8-K, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”);

(ii)	results in a change in control of Northwest Bancshares, Inc. or Northwest Savings Bank within the meaning of the Bank Holding Company Act, as amended, and the applicable rules and regulations thereunder; or

(iii)	a change in control shall be deemed to have occurred at such time as:
(a)	any “person” (as defined in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Northwest Bancshares, Inc. representing 25% or more of the combined voting power of Northwest Bancshares, Inc.’s outstanding securities except for any securities purchased by Northwest Savings Bank’s employee stock ownership plan or trust;

(b)	individuals who constitute the board of directors on the effective date of the employment agreement (the “Incumbent Board”) cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date of the employment agreement whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by Northwest Bancshares, Inc.’s stockholders was approved by the same nominating committee serving under the Incumbent Board, shall be, for purposes of this clause (b), considered as though he were a member of the Incumbent Board;

(c)	a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of Northwest Bancshares, Inc. or Northwest Savings Bank or similar transaction in which Northwest Bancshares, Inc. or Northwest Savings Bank is not the surviving institution occurs;

(d)	a proxy statement soliciting proxies from stockholders of Northwest Bancshares, Inc., by someone other than the current management of Northwest Bancshares, Inc., seeking stockholder approval of a plan of reorganization, merger or consolidation of Northwest Bancshares, Inc. or similar transaction with one or more corporations or financial institutions, and as a result of such proxy solicitation, a plan of reorganization, merger or consolidation or similar transaction involving Northwest Bancshares, Inc. is approved by Northwest Bancshares, Inc.’s board of directors or the requisite vote of Northwest Bancshares, Inc.’s stockholders; or

(e)	a tender offer is made for 25% or more of the voting securities of Northwest Bancshares, Inc. and the shareholders owning beneficially or of record 25% or more of the outstanding securities of Northwest Bancshares, Inc. have tendered or offered to sell their shares pursuant to such tender offer and such tendered shares have been accepted by the tender offeror.
Potential Payments to Named Executive Officers
     The following tables show potential payments that would be made to the Named Executive Officers upon specified events, assuming such events occurred on December 31, 2009, pursuant to each individual’s employment agreement, pursuant to stock options that have been granted under our stock option plans and pursuant to our policies with respect to health care and other benefits continuation. All of the payments are subject to reduction under Section 280G if the Internal Revenue Code, and the amounts set forth below have not been adjusted for such reductions. For a discussion of additional benefits that would be paid to the Named Executive Officers upon various termination scenarios, see “—Defined Benefit Plan,” “—Supplemental Executive Retirement Plan,” and “—Life Insurance Coverage.”

William J. Wagner
	Involuntary Termination or
	Termination for Good Reason
	Before Change in Control or
	Voluntary Termination Upon
Type of	or Any Time After Change in	Voluntary	Termination
Benefit	Control	Termination	for Cause	Death	Disability	Retirement
Severance pay	$1,488,900	—	—	$496,300	$961,400	—
Bonus payment	$333,432	$111,144	—	$111,144	$111,144	$111,144
Stock option vesting acceleration	—	—	—	—	—	—
Health care and other benefits continuation	$46,149	—	—	$41,361	—	—

William W. Harvey, Jr.
	Involuntary Termination or
	Termination for Good Reason
	Before Change in Control or
	Voluntary Termination Upon
Type of	or Any Time After Change in	Voluntary	Termination
Benefit	Control	Termination	for Cause	Death	Disability	Retirement
Severance pay	$705,000	—	—	$235,000	$284,750	—
Bonus payment	$51,994	$51,994	—	$51,994	$51,994	$51,994
Stock option vesting acceleration	$77,194	—	—	$77,194	$77,194	$77,194
Health care and other benefits continuation	$23,075	—	—	$41,361	—	—

Gregory C. LaRocca
	Involuntary Termination or
	Termination for Good Reason
	Before Change in Control or
	Voluntary Termination Upon
Type of	or Any Time After Change in	Voluntary	Termination
Benefit	Control	Termination	for Cause	Death	Disability	Retirement
Severance pay	$705,000	—	—	$235,000	$284,750	—
Bonus payment	$51,994	$51,994	—	$51,994	$51,994	$51,994
Stock option vesting acceleration	—	—	—	—	—	—
Health care and other benefits continuation	$23,075	—	—	$5,000	—	—

Steven G. Fisher
	Involuntary Termination or
	Termination for Good Reason
	Before Change in Control or
	Voluntary Termination Upon
Type of	or Any Time After Change in	Voluntary	Termination
Benefit	Control	Termination	for Cause	Death	Disability	Retirement
Severance pay	$705,000	—	—	$235,000	$284,750	—
Bonus payment	$51,994	$51,994	—	$51,994	$51,994	$51,994
Stock option vesting acceleration	—	—	—	—	—	—
Health care and other benefits continuation	$23,075	—	—	$41,361	—	—

Timothy A. Huber
	Involuntary Termination or
	Termination for Good Reason
	Before Change in Control or
	Voluntary Termination Upon
Type of	or Any Time After Change in	Voluntary	Termination
Benefit	Control	Termination	for Cause	Death	Disability	Retirement
Severance pay	$540,000	—	—	$180,000	$216,000	—
Bonus payment	$35,829	$35,829	—	$35,829	$35,829	$35,829
Stock option vesting acceleration	—	—	—	—	—	—
Health care and other benefits continuation	$23,075	—	—	$41,361	—	—
Defined Benefit Plan
     Northwest Savings Bank maintains the Northwest Savings Bank Pension Plan, which is a noncontributory defined benefit plan (“Retirement Plan”). All employees age 21 or older who have worked at Northwest Savings Bank for a period of one year and have been credited with 1,000 or more hours of employment with Northwest Savings Bank during the year are eligible to accrue benefits under the Retirement Plan. Northwest Savings Bank annually contributes an amount to the Retirement Plan necessary to at least satisfy the actuarially determined minimum funding requirements in accordance with the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). At December 31, 2009, the Retirement Plan fully met its funding requirements under Section 412 of the Internal Revenue Code.
     At the normal retirement age of 65, the plan is designed to provide a single life annuity benefit. The retirement benefits for employees hired or acquired prior to January 1, 2008 is an amount equal to 1.6% of a participant’s average monthly base salary based on the average of the five consecutive years of the last ten calendar years providing the highest monthly average multiplied by the participant’s years of service to the normal retirement date (up to a maximum of 25 years) plus: (i) 0.6% of such average monthly compensation in excess of one-twelfth of covered compensation (as defined in the plan) multiplied by the participant’s total number of years of service up to a maximum of 25 years; and (ii) for participants who retire on or after June 1, 1995, 0.6% of such participant’s average monthly compensation multiplied by the participant’s number of years of service between 25 years and 35 years. Retirement benefits are also payable upon retirement due to early and late retirement, disability or death. A reduced benefit is payable upon early retirement at or after age 55 and the completion of five years of service with us (or after 25 years of service and no minimum age). Upon termination of employment other than as specified above, a participant who was employed by us for a minimum of five years is eligible to receive his or her accrued benefit commencing, generally, on such participant’s normal retirement date. Benefits under the Retirement Plan are payable in various annuity forms. For the plan year ended December 31, 2009, we made contributions to the Retirement Plan of $7.5 million.
     Effective January 1, 2008, several changes were made to the Retirement Plan. The definition of normal retirement was changed from age 65 to age 65 with five years of service for all employees hired on or after January 1, 2008. Benefits for all employees hired or acquired on or after January 1, 2008 will be calculated using a benefit calculation of 1% of a participant’s average monthly base salary based on the average of the five consecutive years of the last ten calendar years providing the highest monthly average multiplied by the participant’s years of service to the normal retirement date (up to a maximum of 35 years).
     The following table indicates the annual retirement benefit that would be payable under the Retirement Plan upon retirement at age 65 in calendar year 2009, expressed in the form of a single life annuity, for the final average salary and benefit service classifications specified below.

Average	Years of Service and Annual Benefit Payable at Retirement
Compensation	15	20	25	30	35	40
$25,000	$6,000	$8,000	$10,000	$10,750	$11,500	$11,500
$50,000	$12,000	$16,000	$20,000	$21,500	$23,000	$23,000
$75,000	$18,000	$24,000	$30,000	$32,250	$34,500	$34,500
$100,000	$24,703	$32,938	$41,172	$44,172	$47,172	$47,172
$125,000	$32,953	$43,938	$54,922	$58,672	$62,422	$62,422
$150,000	$41,203	$54,938	$68,672	$73,172	$77,672	$77,672
$175,000	$49,453	$65,938	$82,422	$87,672	$92,922	$92,922
$200,000	$57,703	$76,938	$96,172	$102,172	$108,172	$108,172
$225,000	$65,953	$87,938	$109,922	$116,672	$123,422	$123,422
$245,000 plus	$72,553	$96,738	$120,922	$128,272	$135,622	$135,622
     As of the plan year ended December 31, 2009, Messrs. Wagner, LaRocca, Harvey, Huber and Fisher had 26, 24, 14, 26 and 26 years of credited service (i.e., benefit service), respectively.
     The accrued annual pension benefit as of December 31, 2009 for Messrs. Wagner, LaRocca, Harvey, Huber and Fisher were $112,292, $72,538, $47,375, $69,762 and $86,422, respectively. As of December 31, 2009, Messrs. Wagner, LaRocca, Fisher and Huber qualified for early retirement under the Retirement Plan. If Messrs. Wagner, LaRocca, Huber and Fisher had retired on December 31, 2009, and began receiving benefit payments immediately upon retirement, their annual pension benefit would have been $60,514, $56,007, $30,172 and $37,809, respectively.
Supplemental Executive Retirement Plan
     Northwest Savings Bank has adopted a non-qualified supplemental executive retirement plan (“SERP”) for certain participants in Northwest Savings Bank’s Retirement Plan whose benefits are limited by Section 415(b) of the Internal Revenue Code (which limits the amount of annual benefits that may be accrued to fund future benefit payments) or Section 401(a)(17) of the Internal Revenue Code (which places a limitation on compensation taken into account for tax-qualified plan purposes; for 2009, that limit was $245,000). The SERP provides the designated executives with retirement benefits generally equal to the difference between the benefit that would be available under the Retirement Plan but for the limitations imposed by Internal Revenue Code Sections 401(a)(17) and 415(b) and that which is actually funded under the Retirement Plan as a result of the limitations.
     Pre-retirement survivor benefits are provided for designated beneficiaries of participants who do not survive until retirement in an amount equal to the lump sum actuarial equivalent of the participant’s accrued benefit under the SERP. Pre-retirement benefits are payable in 120 equal monthly installments. The SERP is considered an unfunded plan for tax and ERISA purposes. All obligations arising under the SERP are payable from the general assets of Northwest Savings Bank.
     The benefits paid under the SERP supplement the benefits paid by the Retirement Plan. The following table indicates the expected aggregate annual retirement benefit payable from the Retirement Plan and SERP to SERP participants, expressed in the form of a single life annuity for the final average salary and benefit service classifications specified below.

Average	Years of Service and Annual Benefit Payable at Retirement
Compensation	15	20	25	30	35	40
$100,000	$24,703	$32,938	$41,172	$44,172	$47,172	$47,172
$125,000	$32,953	$43,938	$54,922	$58,672	$62,422	$62,422
$150,000	$41,203	$54,938	$68,672	$73,172	$77,672	$77,672
$175,000	$49,453	$65,938	$82,422	$87,672	$92,922	$92,922
$200,000	$57,703	$76,938	$96,172	$102,172	$108,172	$108,172
$250,000	$74,203	$98,938	$123,672	$131,172	$138,672	$138,672
$300,000	$90,703	$120,938	$151,172	$160,172	$169,172	$169,172
$350,000	$107,203	$142,938	$178,672	$189,172	$199,672	$199,672
$400,000	$123,703	$164,938	$206,172	$218,172	$230,172	$230,172
$500,000	$156,703	$208,938	$261,172	$276,172	$291,172	$291,172
     At December 31, 2009, Mr. Wagner was the only Named Executive Officer participant in the SERP and he had 25 years of credited service under the SERP. Northwest Savings Bank’s pension cost attributable to the SERP for all participants was approximately $150,000 for the year ended December 31, 2009.
Life Insurance Coverage
     Northwest Savings Bank generally provides group term life insurance to its employees. The amount of the life insurance coverage employees are eligible for is a multiple of their base salary up to a maximum of $700,000 worth of coverage. Pay grade level determines the multiple used. The first $50,000 of group term life insurance coverage is a non-taxable benefit each year.
     Certain select senior officers are eligible to participate in a Senior Managers’ Life Insurance Plan. This plan is designed to allow the participant to waive an equal amount of coverage in the group term life insurance plan in order to purchase a whole life insurance plan using their own funds in conjunction with the amount Northwest Savings Bank would have spent for the individual’s group term premium expense. The benefit then becomes a split dollar arrangement. The officer’s coverage is provided through two sources: the group term life insurance plan, which has a carve-out provision funded by bank-owned life insurance, and an individual policy owned by the executive. The Senior Managers’ Life Insurance Plan thus gives participants a means to obtain post-retirement life insurance that is not available through the group term life plan.
     Under Northwest Savings Bank’s life insurance plans, the pre-retirement death benefit amount is determined as a multiple of the employee’s annual base salary rounded up to the next $1,000. Multiples range from 150% to 500% based on pay grade levels. The Named Executives Officers are all in the highest multiple of 500%. The group term life insurance plan does not have a post-retirement death benefit provision. All of the Named Executive Officers participate in the Senior Managers’ Life Insurance Plan, giving them the option to continue their individual policies into retirement. As of December 31, 2009, the pre-retirement death benefit amounts from the

Northwest Savings Bank plan were as follows: $50,000 for Mr. Wagner; $150,000 for Mr. Harvey; $50,000 for Mr. LaRocca; $50,000 for Mr. Fisher; and $50,000 for Mr. Huber.
     The federal income tax treatment and the annual economic benefit realized by each Named Executive Officer vary depending on the amount of life insurance in the Northwest Savings Bank plan and the Senior Managers’ Life Insurance Plan. The specific arrangement with each Named Executive Officer is discussed below.
     The premiums paid by Northwest Savings Bank for the Named Executive Officers for life insurance coverage during 2009 totaled $39,083, consisting of the following premiums: $19,190 for Mr. Wagner; $1,838 for Mr. Harvey; $8,368 for Mr. LaRocca; $5,270 for Mr. Fisher; and $4,417 for Mr. Huber. However, the imputed economic benefit for this life insurance coverage during 2009 was as follows: $19,088 for Mr. Wagner; $1,532 for Mr. Harvey; $8,180 for Mr. LaRocca; $5,168 for Mr. Fisher; and $4,315 for Mr. Huber. The imputed economic benefit to the Named Executive Officers of the 2009 premium payments is included in the “All Other Compensation” column of the Summary Compensation Table and is described in a footnote to that column for each Named Executive Officer. The amount of such economic benefit was determined using the amount imputed to the individual under applicable tables published by the Internal Revenue Service multiplied by the aggregate death benefit payable to the individual’s beneficiary.

Directors’ Compensation
     The following table sets forth for the year ended December 31, 2009 certain information as to the total remuneration we paid to Northwest Bancshares, Inc.’s directors. Mr. Wagner does not receive separate compensation for his service as a director.

Director Compensation Table For the Year Ended December 31, 2009
						Non-equity	Change in pension value
	Fees earned					incentive plan	and nonqualified	All other
	or paid in	Stock		Option		compensation	deferred compensation	compensation
Name	cash ($)	awards ($)		awards ($)(1)		($)	earnings ($)(2)	($)(3)	Total ($)
John M. Bauer	65,100	—	(4)	4,380	(4)	—	23,940	880	94,300
Richard L. Carr	78,825	—	(5)	4,380	(5)	—	17,072	880	101,157
Thomas K. Creal, III	71,825	—	(6)	4,380	(6)	—	22,414	880	99,499
Robert G. Ferrier	63,225	—	(7)	4,380	(7)	—	25,018	880	93,503
A. Paul King	63,225	—	(8)	4,380	(8)	—	19,663	880	88,148
Joseph F. Long	71,825	—	(9)	4,380	(9)	—	18,998	880	96,083
Richard E. McDowell	67,700	—	(10)	4,380	(10)	—	23,982	880	96,942
Philip M. Tredway	64,625	—	(11)	4,380	(11)	—	9,466	493	78,964

(1)	Reflects the aggregate grant date fair value of option awards of 6,750 stock options granted to each director on February 19, 2009 with a grant date fair value of $0.65 per stock option. This award vests equally over a seven-year period beginning February 19, 2010. These options have an exercise price of $7.48 per option. The assumptions used in the valuation of these awards are included in Notes 1(o) and 15(d) to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2009 as filed with the Securities and Exchange Commission.

(2)	Reflects change in pension value and nonqualified deferred compensation for each director as follows: Mr. Bauer, $15,845 and $8,095; Mr. Carr, $12,662 and $4,410; Mr. Creal, $15,691 and $6,723; Mr. Ferrier, $14,109 and $10,909; Mr. King, $13,915 and $5,748; Mr. Long, $16,578 and $2,420; Mr. McDowell, $9,844 and $14,138; and Mr. Tredway, $8,527 and $939.

(3)	Reflects dividends on unvested restricted stock awards.

(4)	At December 31, 2009, Mr. Bauer had 51,750 stock options outstanding and 1,800 unvested shares of restricted common stock.

(5)	At December 31, 2009, Mr. Carr had 58,500 stock options outstanding and 1,800 unvested shares of restricted common stock.

(6)	At December 31, 2009, Mr. Creal had 36,000 stock options outstanding and 1,800 unvested shares of restricted common stock.

(7)	At December 31, 2009, Mr. Ferrier had 58,500 stock options outstanding and 1,800 unvested shares of restricted common stock.

(8)	At December 31, 2009, Mr. King had 63,000 stock options outstanding and 1,800 unvested shares of restricted common stock.

(9)	At December 31, 2009, Mr. Long had 63,000 stock options outstanding and 1,800 unvested shares of restricted common stock

(10)	At December 31, 2009, Mr. McDowell had 58,500 stock options outstanding and 1,800 unvested shares of restricted common stock.

(11)	At December 31, 2009, Mr. Tredway had 18,000 stock options outstanding and 1,080 unvested shares of restricted stock.

     The full board of directors determines director compensation. In determining director compensation, we utilize market information that is provided by our Human Resources Director, which is supported by survey data from compensation consultants.
     For the year ended December 31, 2009, nonemployee directors of Northwest Bancshares, Inc. and Northwest Savings Bank were paid a retainer of $16,200 per year plus $812.50 for each board meeting of Northwest Savings Bank and Northwest Bancshares, Inc. attended. Non-employee members of the Executive, Compensation, Trust, Audit, Risk Management, Nominating and Governance Committees were paid a total of $700 for attendance at committee meetings for both Northwest Bancshares, Inc. and Northwest Savings Bank. The chairman of the Compensation, Trust, Audit and Risk Management committees were paid an additional $750 per quarter as a retainer for their service as chairman with the chairman of the Nominating Committee receiving $500 per year and the chairman of the Governance Committee receiving $1,000 per year. Director Carr also received a fee of $1,500 per quarter as a retainer for his service as Lead Director for Northwest Bancshares, Inc. and Northwest Savings Bank. In addition, each member of the Board of Trustees of Northwest Bancorp, MHC was paid a retainer of $3,600 per year plus a fee of $200 for each board meeting attended. For the year ended December 31, 2009, prior to the completion of Northwest Bancorp, MHC’s mutual-to-stock conversion, all directors of Northwest Bancorp, Inc. and Northwest Savings Bank were trustees of Northwest Bancorp, MHC.
     We sponsor a non-qualified deferred compensation plan for directors (the “Deferred Compensation Plan”) that enables a director to elect to defer all or a portion of their directors’ fees. The amounts deferred are credited with interest at the taxable equivalent rate received by Northwest Bancshares, Inc. on its bank owned life insurance policies that insure the directors’ lives. Deferred amounts are payable upon retirement of a director on or after attaining age 59-1/2 but no later than age 72, in the form of a lump sum or in five or ten equal annual installments. Payments to a director, or to his designated beneficiary, may also be made from the Deferred Compensation Plan upon the director’s death, total and permanent disability, or termination of service from the Board. Participants in the Deferred Compensation Plan would not recognize taxable income with respect to the Deferred Compensation Plan benefits until the assets are actually distributed. In the event the director dies before reaching normal retirement age, his estate will be paid a lump sum payment equal to the deferred amount plus the present value of the payments the director would have deferred had he continued to defer payments equal to his current deferrals until his normal retirement date.
     We maintain a retirement plan for outside directors (the “Directors Plan”). Directors who have served on the Board for five years or more and are not Bank employees are eligible to receive benefits under the Directors Plan. Upon a director’s retirement from the Board on or after five years of service and the attainment of age 60, the director is entitled to receive a retirement benefit equal to 60% of the annual retainer paid immediately prior to retirement plus 60% of the board meeting fees paid for the director’s attendance at board meetings at the annual rate which was in effect immediately prior to his retirement. If a director retires after five years or more of service but before attaining age 60, the director is entitled to one-half of the benefits otherwise available to him. Retirement benefits commence on the first day of the calendar quarter following the director’s attainment of age 65, or if retirement occurs later, on the first day of the calendar quarter following retirement. Such retirement benefits are paid for a period equal to the lesser of the number of a director’s completed full years of service, his life, or ten years. In the event the director dies before normal retirement age or after normal retirement age but before all retirement benefits to which he is entitled have been received, the director’s estate shall be paid a lump sum equal to the present value of the benefits that would have been paid had the director lived until all accrued retirement benefits had been paid. During the year ended December 31, 2009, the expense to Northwest Savings Bank of the Directors Plan was $264,000.
     Options granted under our 2004 and 2008 Stock Option Plans vest over a five-year and seven-year period, respectively. All nonstatutory options granted under the 2004 and 2008 Stock Option Plans expire upon the earlier of ten years from the date of grant or one year following the date the optionee ceases to be a director. However, in the event of termination of service or employment due to death, disability, normal retirement or a change of control of Northwest Bancshares, Inc., nonstatutory options may be exercised for up to five years.
     Restricted shares granted under our 2004 Recognition and Retention Plan vest over a five-year period. Dividends are paid on the restricted stock and participants can vote the restricted stock pursuant to the 2004 Recognition and Retention Plan.

Transactions With Certain Related Persons
     Federal law requires that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. Federal regulations adopted under this law permit executive officers and directors to receive the same terms that are widely available to other employees as long as the director or executive officer is not given preferential treatment compared to the other participating employees. Northwest Savings Bank offers its employees interest rate discounts of generally up to 50 basis points on loans made by Northwest Savings Bank to such persons for personal use. Our policy is that loans made to a director in excess of $100,000 for non-residential purposes must be approved in advance by a majority of the disinterested members of the Board of Directors. Loans to executive officers must be approved by the full Board of Directors regardless of amounts. Except for the interest rate discount described above, loans to our current directors, principal officers, nominees for election as directors, securityholders known by us to own more than 5% of the outstanding shares of common stock, or associates of such persons (together, “specified persons”), are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to Northwest Savings Bank, and do not involve more than the normal risk of collectibility or present other unfavorable features.
     The following table sets forth loans made by Northwest Savings Bank to its directors and executive officers where the largest amount of all indebtedness outstanding during the year ended December 31, 2009 and all amounts of interest payable during the year ended December 31, 2009 exceeded $120,000, and where the borrowers received interest rate discounts, as described above. These loans have otherwise been made in the ordinary course of business, on substantially the same terms, including collateral, as those prevailing at the time for comparable loans with persons not related to Northwest Savings Bank, and do not involve more than the normal risk of collectibility or present other unfavorable features.

			Largest
			Aggregate			Principal
		Nature	Balance over		Principal	Paid	Interest Paid
		Of	Disclosure	Interest	Balance	01/01/09 to	01/01/09 to
Name	Position	Transaction	Period	Rate	12/31/09	12/31/09	12/31/09
Robert G. Ferrier	Director	Mortgage- Fixed Term	$292,435	4.875% Fixed	$263,574	$28,861	$13,633
		Home Equity Line of Credit	$35,566	Prime + 2.50% Variable	$32,274	$35,000	$1,790
Timothy A. Huber	EVP	Mortgage- Fixed Term	$149,596	4.375% Fixed	$135,913	$13,583	$6,270
		Visa Platinum Credit Card	$9,669	Prime + 2.50% Variable	$1,406	$27,788	$0
     We intend that, except as described above, all transactions between us and our executive officers, directors, holders of 10% or more of the shares of common stock, and affiliates thereof, will contain terms no less favorable to us than could have been obtained through arms-length negotiations with unaffiliated persons and will be approved by a majority of our Audit Committee not having any interest in the transaction.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
     Our independent registered public accounting firm for the year ended December 31, 2009 was KPMG LLP. Our Audit Committee has approved the engagement of KPMG LLP to be our independent registered public accounting firm for the year ending December 31, 2010, subject to the ratification of the engagement by our stockholders. At the annual meeting, the stockholders will consider and vote on the ratification of the engagement of KPMG LLP for the year ending December 31, 2010. A representative of KPMG LLP is expected to attend the annual meeting to respond to appropriate questions and to make a statement if he or she so desires.
     Even if the selection of the independent registered public accounting firm is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change is in the best interest of Northwest Bancshares, Inc. and its stockholders.
     Set forth below is certain information concerning aggregate fees billed for professional services rendered by KPMG LLP during the years ended December 31, 2009 and 2008.
     The aggregate fees included in the Audit Fees category were fees billed for the fiscal years for the audit of our annual financial statements and the review of our quarterly financial statements. The aggregate fees included in each of the other categories were fees billed in the stated periods.

	Year Ended	Year Ended
	December 31,	December 31,
	2009	2008
Audit Fees	$585,000	$585,000
Audit-Related Fees	612,885	23,000
Tax Fees	90,833	84,327
All Other Fees	1,500	1,500
     Audit Fees. Audit fees of $585,000 for each of the years ended December 31, 2009 and 2008 were for professional services rendered for the audits of our consolidated financial statements and internal controls over financial reporting, review of the financial statements included in our quarterly reports on Form 10-Q and the internal controls attestation required under Federal Deposit Insurance Corporation regulations.
     Audit-Related Fees. Audit-related fees of $612,885 for the year ended December 31, 2009 were for procedures performed related to our stock offering and related documents, procedures performed with respect to student lending and issuance of consents. Audit-related fees of $23,000 for the year ended December 31, 2008 were for procedures performed with respect to student lending, issuance of a consent and procedures related to purchase accounting. Such fees are reasonably related to the performance of the audit of and review of the financial statements and are not already reported in “Audit Fees,” above.
     Tax Fees. Tax fees of $90,833 for the year ended December 31, 2009 and $84,327 for the year ended December 31, 2008 were for services related to tax compliance and tax planning.
     All Other Fees. Other fees of $1,500 for each of the years ended December 31, 2009 and 2008 were for access to the independent registered public accounting firm’s on-line technical database.
     The Audit Committee has considered whether the provision of non-audit services, which relate primarily to tax consulting services rendered, is compatible with maintaining the independence of KPMG LLP. The Audit Committee concluded that performing such services does not affect the independence of KPMG LLP in performing its function as our independent registered public accounting firm.

     The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm, either by approving an engagement prior to the engagement or pursuant to a pre-approval policy with respect to particular services. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has delegated pre-approval authority to the Chairman of the Audit Committee when expedition of services is necessary. The independent registered public accounting firm and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. All audit-related fees, tax fees and all other fees described above were approved either as part of our engagement of KPMG LLP or pursuant to the pre-approval policy described above.
     In order to ratify the selection of KPMG LLP as the independent registered public accounting firm for the year ending December 31, 2010, at least a majority of the votes represented at the annual meeting, without regard to broker non-votes, must vote in favor of such ratification. The Audit Committee of the Board of Directors recommends a vote “FOR” the ratification of KPMG LLP as the independent registered public accounting firm for the year ended December 31, 2010.
ADVANCE NOTICE OF BUSINESS TO BE CONDUCTED
AT AN ANNUAL MEETING
     Our Bylaws provide an advance notice procedure for certain business, or nominations to the Board of Directors, to be brought before an annual meeting of stockholders. In order for a stockholder to properly bring business before an annual meeting, or to propose a nominee to the Board of Directors, our Secretary must receive written notice not earlier than the 90th day nor later than the 80th day prior to date of the annual meeting; provided, however, that in the event that less than 90 days’ notice or prior public disclosure of the date of the annual meeting is provided to stockholders, then, to be timely, notice by the stockholder must be so received not later than the tenth day following the day on which public announcement of the date of such meeting is first made.
     The notice with respect to stockholder proposals that are not nominations for director must set forth as to each matter such stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address of such stockholder as they appear on Northwest Bancshares, Inc.’s books and of the beneficial owner, if any, on whose behalf the proposal is made; (iii) the class or series and number of shares of capital stock of Northwest Bancshares, Inc. which are owned beneficially or of record by such stockholder and such beneficial owner; (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business; and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.
     The notice with respect to director nominations must include (i) as to each individual whom the stockholder proposes to nominate for election as a director, (A) all information relating to such person that would indicate such person’s qualification under Article 2, Section 12 of our Bylaws, including an affidavit that such person would not be disqualified under the provisions of Article 2, Section 12 of the Bylaws and (B) all other information relating to such individual that is required to be disclosed in connection with solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation; and (ii) as to the stockholder giving the notice, (A) the name and address of such stockholder as they appear on the Corporation’s books and of the beneficial owner, if any, on whose behalf the nomination is made; (B) the class or series and number of shares of capital stock of Northwest Bancshares, Inc. which are owned beneficially or of record by such stockholder and such beneficial owner; (C) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder; (D) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and (E) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act or any successor rule or regulation. Such notice must be accompanied by a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected.

     Nothing in this Proxy Statement shall be deemed to require us to include in our proxy statement and proxy relating to an annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.
     The 2011 Annual Meeting of Stockholders is expected to be held April 20, 2011. Accordingly, advance written notice for certain business, or nominations to the Board of Directors, to be brought before the next annual meeting must be received by our Secretary no earlier than January 20, 2011 and no later than January 31, 2011. If notice is received prior to January 20, 2011 or after January 31, 2011, it will be considered untimely, and we will not be required to present the matter at the stockholders meeting.
STOCKHOLDER PROPOSALS
     In order to be eligible for inclusion in our proxy materials for our 2011 Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at our executive office, 100 Liberty Street, Warren, Pennsylvania 16365, no later than November 12, 2010. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.
OTHER MATTERS
     The Board of Directors is not aware of any business to come before the annual meeting other than the matters described above in the Proxy Statement. However, if any matters should properly come before the annual meeting, it is intended that the holders of the proxies will act in accordance with their best judgment.
MISCELLANEOUS
     The cost of solicitation of proxies will be borne by Northwest Bancshares, Inc. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of shares of common stock. In addition to solicitations by mail, our directors, officers and regular employees may solicit proxies personally, by telegraph, telephone or other forms of communication without additional compensation. Our Annual Report on Form 10-K for the year ended December 31, 2009 has been mailed or made available online to all stockholders of record as of February 26, 2010. Any stockholder who has not received a copy of such Annual Report may obtain a copy by writing us.
HOUSEHOLDING OF PROXY STATEMENTS AND ANNUAL REPORTS
     We intend to deliver only one Annual Report on Form 10-K and Proxy Statement to multiple registered stockholders sharing the same address unless we receive contrary instructions from one or more of the stockholders. If individual stockholders wish to receive a separate copy of the Annual Report or Proxy Statement they may call or write and request separate copies currently or in the future as follows:
Shareholder Relations
Northwest Bancshares, Inc.
100 Liberty Street
P.O. Box 128
Warren, PA 16365-2353
Phone: (814) 728-7263
Fax: (814) 728-7128
Registered stockholders sharing the same address and receiving multiple copies of Annual Reports or Proxy Statements may request the delivery of a single copy by writing or calling the above address or phone number.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING
     The Notice and Proxy Statement, Annual Report on Form 10-K, Summary Annual Report and Proxy Card are available at www.proxyvote.com.
BY ORDER OF THE BOARD OF DIRECTORS

Gregory C. LaRocca
Executive Vice President and Corporate Secretary
Warren, Pennsylvania
March 12, 2010

100 LIBERTY STREET
WARREN, PA 16365
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on April 20, 2010. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on April 20, 2010. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M20907-P91155-Z51988-Z51987-Z52047	KEEP THIS PORTION FOR YOUR RECORDS

THIS REVOCABLE PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

NORTHWEST BANCSHARES, INC.		For	Withhold	For All
The Board of Directors recommends a vote “FOR” each of the listed proposals.		All	All	Except

Vote on Directors		☐	☐	☐

1.	The election as directors of all nominees listed below (except as marked to the contrary at the right)

Nominees:

01) Robert G. Ferrier
02) Joseph F. Long
03) Richard E. McDowell
04) John P. Meegan

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

Vote on Proposal		For	Against	Abstain

2.	The ratification of the appointment of KPMG LLP as the independent registered public accounting firm for the year ending December 31, 2010.	☐	☐	☐
The undersigned acknowledges receipt from the Company prior to the execution of this proxy of the Notice of the Meeting, a
Proxy Statement dated March 12, 2010 and audited financial statements.
Please complete and date this proxy and return it promptly in the enclosed postage-prepaid envelope.
For address changes and/or comments, please check this box and       ☐
write them on the back where indicated.

Please indicate if you plan to attend this meeting.	☐	☐

When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.	Yes	No

Please sign exactly as your name appears on this card.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Summary Annual Report, Annual Report on Form 10-K and Proxy Card are available at www.proxyvote.com.

M20908-P91155-Z51988-Z51987-Z52047
REVOCABLE PROXY
NORTHWEST BANCSHARES, INC.
ANNUAL MEETING OF STOCKHOLDERS
April 21, 2010
          The signer(s), on the reverse side hereby appoint(s) the official proxy committee consisting of the entire Board of Directors with full powers of substitution, to act as attorneys and proxies, to vote all shares of Common Stock of the Company which the signer(s) is/are entitled to vote at the 2010 Annual Meeting of Stockholders (“Meeting”) to be held on April 21, 2010 at The Struthers Library Theatre, located at 302 W. Third Avenue, Warren, Pennsylvania, at 11:00 a.m. The official proxy committee is authorized to cast all votes to which the signer(s) is/are entitled as indicated on the reverse side.
THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS STATED ON THE REVERSE SIDE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.
Should the signer(s) be present and elect to vote at the Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Stockholders, or by the filing of a later dated proxy prior to a vote being taken on a particular proposal at the Meeting.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)